                  STANDARD FORM OF AGREEMENT BETWEEN OWNER AND
           CONTRACTOR WHERE THE BASIS OF PAYMENT IS A STIPULATED SUM

                     AIA DOCUMENT A101 - ELECTRONIC FORMAT
________________________________________________________________________________

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY
IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified. This document has been approved and endorsed by The Associated General Contractors of America.

Copyright 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1962, 1967, 1974, 1977,
copyright 1987 The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C., 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.



________________________________________________________________________________

AGREEMENT
made as of the 5th day of May in the year of Nineteen Hundred and Ninety-Seven

BETWEEN the Owner:
(Name and address)
The Gymboree Corp.
700 Airport Boulevard, Suite 200
Burlingame, CA 94010-1912

and the Contractor:
(Name and address)
DPR Construction, Inc.
1451 River Park Drive, Suite 210
Sacramento, CA 95815

The Project is:
(Name and location)
The Gymboree Corp./Dixon Distribution Center
2299 Kids Way
Dixon, CA 95620
DPR Job No.: 02-97005-00

The Architect is:
(Name and address)
DES Architects & Engineers
399 Bradford Street
Redwood City, CA 94063

The Owner and Contractor agree as set forth below.




________________________________________________________________________________

                                                                         Page #1

                                   ARTICLE 1
                             THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions). Drawings, Specifications, addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in
Article 9.


                                   ARTICLE 2
                           THE WORK OF THIS CONTRACT

The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, as follows:

2.1 The Owner acknowledges that the services to be provided by the Contractor under this agreement shall not constitute the Contractor an Architect or Engineer nor impose on the Contractor any obligation to assume or perform on behalf of the Owner the professional responsibilities, duties, services and activities for which the Owner has contracted with the Architect; nor shall the Owner impose on the Contractor any liability with respect thereto.

2.2 The Contractor shall not be responsible or liable in connection with the design of the Work nor for the failure of the Architect to provide the required designs. The Contractor, in performing his duties, does not relieve the Architect from any responsibilities for services contained in the Agreement between the Owner and Architect; nor shall the Contractor incur any liability for non performance of such services by the Architect.

2.3 The Contractor shall notify the Owner and Architect promptly, in writing, if he becomes aware that necessary designs are lacking and shall not proceed with such part of the work until so directed by Owner.


                                   ARTICLE 3
                DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The Work to be performed under this Contract shall be commenced upon receipt of confirmation of Owner's financing, a valid building permit and within five (5) days of a written notice to proceed and shall be substantially completed within two hundred eight (208) calendar days from commencement. Such contract time shall be extended pursuant to the provisions of A1A-A201 General Conditions Article 8.3. (May 5, 1997 through November 28, 1997.)

(Insert the date of commencement, if it differs from the date of this Agreement, or, if applicable, state that the date will be fixed in a notice to proceed.)

3.2 If the Substantial Completion Date of the Work is delayed for any cause beyond Contractor's control, including, but not limited to, any act, neglect, delay or default of the Owner, Owner's Lender, Architect or by any employee or representative of either of them, or by any separate contractor employed by the Owner, or the Building Department or other governmental authority, or by changes or additions to the Work, or by injunction, or by government control or regulations, or by any delay caused by common carrier on land or water, or by shortages or labor or materials, or both, or by damage or delay which may arise through or by fire, explosion, lightning, earthquake, cyclone, inclement weather (including, without limitation) rain, flood, insurrection or war, or by the

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirement for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

(Insert provisions, if any, for liquidated damages relating to failure to complete on time)

                                                                         Page #2
abandonment of the Work by strikes, boycotts or by lockouts engaged thereon through no fault of the Contractor, or any other causes beyond Contractor's control then the Contractor shall not be held responsible or accountable for such delay and the Owner shall issue a Change Order to this Contract extending the Substantial Completion Date by such amount of time as Contractor reasonably estimates in writing to the Owner the Substantial Completion Date has been delayed. In the event the delay is due to a change or addition to the Work originated by the State of California, the State agrees to be held liable of the resultant increase in cost, which Owner shall pass on the Contract.

3.3 In the event the Contractor does not achieve Substantial Completion within the Contract Time including approved extensions, the Contractor shall pay the Owner, as liquidated, damages and not as penalty, the sum of seven hundred fifty dollars ($750.00) per day for the first thirty (30) calendar days and two thousand dollars ($2,000.00) for each day thereafter for which the actual time performance exceeds the authorized Contract Time.

3.4 Included in the Construction Time and Contract Sum are three (3) work days which are anticipated to be lost due to inclement weather. The Contractor will advise the Owner monthly as to the status of the delays claimed to be lost due to inclement weather. At such time as the accumulated number of the lost days
exceeds the allotment of     days, that difference shall constitute a time
extension and the Owner shall issue a Change Order to this Contract extending the Contract Time the required number of days and adjusting the Contract Sum (including the Contractor's Fee) by an amount the Contractor reasonably estimates the delay has cost.

                                   ARTICLE 4
                                  CONTRACT SUM

4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of Seven Million Two Hundred Sixty-Six Thousand Seven Hundred Eighty=Eight Dollars ($7,266,788.00), subject to additions and deductions as provided in the Contract Documents.

4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

A. Original bid of April 11, 1997 including all clarifications and exclusions     $7,244,099

B. Add to reach .040 shrinkage for the slab and tilt-up concrete material             37,457

C. Add to increase to R-30 batt insulation at the office area ceiling                  3,500

D. Add to increase Built-Up Roofing System to a 20 year bond                          11,000

E. Add to use Viracon VT5-20 in lieu of Eclipse Reflective glass                       6,000

F. Deduct to use oriented strand board in lieu of plywood                             40,000

G. Add to use Kelley specified dock levelors                                           4,732
                                                                                  ----------
                                                          Total Authorization     $7,266,788
                                                                                  ==========

4.3 For additive changes, the fee will be increased by the costs of the change, pursuant to the provisions of Section 7 of the General Conditions and the following:

a) Any Value Engineering has no fee associated with it, 100% credit to Gymboree.

b) The first $250,000 of Change Orders at 2.5% our base fee.

c) the next $100,000 at 10% of DPR work and 5% on subcontractors.

d) All remaining Change Orders at 10% and 10% as stated in the Contract.

4.4  For deductive changes, there is no change in fee.

                                   ARTICLE 5
                               PROGRESS PAYMENTS

5.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

Insert B: 5.1 The Architect shall promptly review the pre-approved Application for Payment and will, within four (4) days of receipt thereof, sign the Application for Payment and forward it to the Owner or Lender. Consideration may also be given by the



                                                                         Page #3

Owner or Architect for withholding previously approved amounts as provided in
Article 9.5 of the General Conditions. The amount approved in the Application for Payment shall be payable by Owner on or before the 20th day of the month following the month covered by the Application for Payment.

Insert C: 5.1.1 Payment shall be wired to:
Insert D: Wells Fargo Bank
Insert E: 400 Hamilton
Insert F: Palo Alto, CA 94301
Insert G: Contact: Larry Hyde (650) 855-7696

Insert H: For the account of:

Insert I: DPR Construction, Inc.
Insert J: Account No. 4191-048735
Insert K: Routing No. 121000248

Insert L.: Have the bank notify Michele Leiva at (650) 592-4800

Insert M: Job Name: The Gymboree Corp./Dixon Distribution Center
Insert N: Job No. 02-97005-00

5.2     NOT APPLICABLE

5.2 The Contractor shall, during the last week of each month, meet with the Architect and Owner (and/or other parties designated in writing by the Owner) to review and approve an itemized draft indicating the total estimated value of the work completed through the end of the current calendar month including the value of all material and equipment suitably stored at the jobsite or other approved location. Such draft will set forth the individual percentages of completion of each part of the work including a pro-rata share of the Contractor's Fee and applicable retention. The approved draft will then be formalized into an Application for Payment, and will be submitted to the Owner for processing.

5.3 Provided an Application for Payment is received by the Architect not later than the last day of a month, the Owner shall make payment to the Contractor not later than the tenth (10) day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than ten (10) calendar days after the Architect receives the Application for Payment.

5.4     NOT APPLICABLE

5.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

5.6 Subject to the provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

5.6.1 Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the total Contract Sum allocated to that portion of the Work in the Schedule of Values, less retainage of ten percent (10%). Pending final determination of the cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Contract Sum has not yet been adjusted by Change Order;

5.6.2 Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of ten percent (10%);


                                                                         Page #4

5.6.3     Subtract the aggregate of previous payments made by the Owner; and

5.6.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

5.7       The progress payment amount determined in accordance with Paragraph
5.6 shall be further modified under the following circumstances:

5.7.1 Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to One Hundred percent (100%) of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work and unsettled claims; and thirty-five (35) days after Substantial Completion, any unpaid balance plus the remaining retention will be paid to the Contractor. Should minor items remain to be completed, the Contractor and the Owner or Architect shall list such items and the Contractor's written acceptance of such list shall constitute his unconditional promise to complete said items within a reasonable time thereafter. The Owner may retain a sum equal to one hundred fifty percent (150%) of the estimated cost of completing any unfinished items, provided that such items are listed separately and the estimated cost of completing any unfinished item is likewise listed separately. Thereafter, Owner shall pay to the Contractor monthly, the amount retained for incomplete items as each of said items is completed.

5.7.2 Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of the General Conditions.

5.8       Reduction or limitation of retainage, if any, shall be as follows:

(If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Subparagraphs 5.6.1 and 5.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

None.

                                   ARTICLE 6
                                 FINAL PAYMENT

Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct nonconforming Work as provided in Subparagraph 12.2.2 of the General Conditions and to satisfy other requirements, if any, which necessarily survive final payment; and (2) a final Certificate for Payment has been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

                                   ARTICLE 7
                            MISCELLANEOUS PROVISIONS

7.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(insert rate of interest agreed upon, if any.)

7.2.1 In the event that any payments are not made by the Owner to the Contractor when due in accordance with this Contract, said payments shall bear interest from the date the payment was due until paid at the rate of five percent (5%) per annum over the prime rate of the Wells Fargo Bank of San Francisco prevailing the 25th day of the month preceding the date that payment was due. The fact that the Contractor is charging interest in accordance with this provision, shall not constitute waiver by Contractor of any other rights or remedies provided for herein by reason of Owner's default in making such payments, including specifically, but not limited to, Contractor's rights to terminate this Contract for nonpayment.

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)



                                                                         Page #5

7.3     Other provisions:

7.3.1 Attorney's Fees. If either party becomes involved in litigation or arbitration arising out of this Contract or the performance thereof, the court or arbitration panel in such litigation or arbitration or in a separate suit shall award attorney's fees to the prevailing party. Unless judgment goes by default, the attorney's fees award shall not be computed in accordance with any court schedule, but shall be such as to fully reimburse all attorney's fees actually incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate for all attorney's fees incurred in good faith.

7.3.2   Destruction of the Work by Fire, Elements, Etc.

        (a) In the event of the Work herein be wholly or partially damaged or destroyed by war, fire, storm, lightning, flood, earthquake, settlement or defective soils, expansion or contraction, cracking or deflection, tidal wave, surface or subsurface water, mob violence, vandalism or other casualty before the final completion of said Work, the Contractor, upon written instruction from the owner, shall proceed to replace and/or repair said Work in accordance with the plans. In this event, the provisions of this Contract shall remain in full force and effect, except that the Contract Sum stated in Article 4 shall be increased by total cost of removing and/or replacing all damaged and/or destroyed work, the time for completion shall be extended and the Contractor's Fee shall be increased.

        (b) In the event of substantial damage or destruction to the Work by any cause, the Owner may, upon giving written notice to the Contractor, elect to terminate this Contract. In such case, the Owner shall pay the Contractor for all costs of the Work and all obligations incurred by Contractor in connection with the Work, and the Contractor's Fee earned upon such costs and obligations.

        (c) Owner will obtain, prior to the commencement of the Work, Flood, Earthquake, Fire and Extended Coverage Insurance, including "All Risk" insurance and such other additional insurance as so desired, to insure those casualties enumerated in Paragraph (a) upon the Work and upon all materials intended to become a part of the Work, whether on-site, temporarily and suitably stored elsewhere, or in transit. The Owner shall be responsible for any and all costs not covered by said insurance. A copy of each policy shall be submitted to the Contractor. The Contractor and all subcontractors shall be named as "Additional Insureds" and each policy shall include a Waiver of Subrogation and Permission to Occupy Endorsement, and the policy shall be satisfactory to the Contractor.

7.3.3 Damage and Indemnity. Notwithstanding any of the provisions in the Contract to the contrary, Contractor shall in no event have any responsibility, nor be liable to Owner, for damages or delays resulting from the prior presence of pollutants, gaseous emissions, asbestos, hazardous or toxic substances, whether subsurface or otherwise, and/or from soil subsidence, unless solely caused by the gross negligence or willful misconduct of Contractor, and Owner will fully hold harmless and indemnify Contractor from and against any and all claims or actions resulting from the prior presence of any such pollutants, gaseous emissions, asbestos, hazardous and/or toxic substances, whether subsurface or otherwise, and/or from soil subsidence.

Except as set forth elsewhere in this Contract, Contractor makes no warranty, express or implied, including any implied warranties of merchantability or fitness for a particular purpose.

7.3.4 License. Contractors are required by law to be licensed and regulated by the Contractor's State License Board. Any questions concerning the Contractor may be referred to the Registrar of the Board whose address is: P.O. Box 26000, Sacramento, CA 95826.

7.3.5 Service of Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent certified mail, postage prepaid, return receipt requested, or telegraphed, delivered or sent by telex, telecopy or cable and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, four (4) business days after the date of posting by the United States Post Office, (iii) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (iv) if given by telex or telecopy, when sent. Any notice, request, demand, direction or other communication sent by cable, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing.

7.3.6 Any written notice hereunder directed to Contractor may be served on its project manager by the means stated in 7.3.5.

7.3.7 Any written notices hereunder directed to Owner or Architect may be served on the Architect's or Owner's representatives by the means stated in
7.3.5 at:

Contractor:
        DPR Construction, Inc.


                                                                         Page #6

     Attn: Eric R. Lamb
     555 Twin Dolphin Drive, 2nd Floor
     Redwood City, CA 94065

Owner:

     The Gymboree Corporation
     Attn: Art Chinn
     700 Airport Boulevard, Suite 200
     Burlingame, CA 94010-1912

Architect:

     DES Architects & Engineers
     Attn: Kevin Norman
     399 Bradford Street
     Redwood City, CA 94063

7.3.8 Assignment. It is agreed that neither this Contract nor the obligations or benefits hereunder shall be assigned by Contractor without the written consent of Owner, nor by Owner with the written consent of Contractor.

                                   ARTICLE 8
                           TERMINATION OR SUSPENSION

8.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of the General Conditions.

8.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions.

                                   ARTICLE 9
                       ENUMERATION OF CONTRACT DOCUMENTS

9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

9.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A101, 1987 Edition.

9.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition.

9.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated, and are as follows:

DOCUMENTS                TITLE               PAGES

Exhibit C - List of Contract Documents
--------------------------------------

9.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph 9.1.3, and are as follows:

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

DOCUMENT                 TITLE               PAGES

Exhibit C - List of Contract Documents
--------------------------------------

9.1.5 The Drawings are as follows, and are dated unless a different date is shown below:

(Either list the Drawings here or refer to an exhibit attached to this Agreement)

NUMBER                   DATE                PAGES

Exhibit C - List of Contract Documents
--------------------------------------

9.1.6 The addenda, if any, are as follows:

NUMBER                   DATE                PAGES

Exhibit C - List of Contract Documents
--------------------------------------

                                                                         Page #7

Portions of addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 9.

9.1.7 Other documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid. Instructions to Builders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)
Exhibit A - Insurance Requirements
Exhibit B - List of Standard Wage Rates
Exhibit C - List of Contract Documents
Exhibit D - Project Schedule
Exhibit E - Contract Price Breakdown
AIA A201  - General Conditions of the Contract for Construction
Addendum to AIA Document A201 General Conditions


This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the owner.


OWNER                                     CONTRACTOR


/s/ ALAN KATZ                             /s/ ERIC R. LAMB
------------------------------            ------------------------------

Alan Katz, Director of Corporate          Eric R. Lamb, Executive Vice President
Real Estate and Facilities                (Printed name and title)
(Printed name and title)



                                                                         Page #8

                                  EXHIBIT "A"
                             INSURANCE REQUIREMENTS

                           STANDARD FORM OF AGREEMENT
                          BETWEEN OWNER AND CONTRACTOR
                       (1987 EDITION OF AIA DOCUMENT A101)

               THE GYMBOREE CORPORATION and DPR CONSTRUCTION, INC.


1. Contractor shall maintain in effect at all times during the performance of the work under the contract not less than the following coverage and limits of insurance which shall be maintained under forms of policies satisfactory to the Owner.

1.1 Worker's Compensation and Employer's Liability Insurance. Workers Compensation insurance shall be provided as required by any applicable law or regulation. Employer's Liability insurance shall be provided in amounts not less than:

                  $ 1,000,000 each accident for bodily injury by accident $ 1,000,000 policy limit for bodily injury by disease
                  $ 1,000,000 each employee for bodily injury by disease

         If there is an exposure of injury to Contractor's employees under the U.S. Longshoreman and Harbor Workers' Compensation Act, the Jones Act or under laws, regulations or statutes applicable to maritime employees, coverage shall be included for such injuries or claims.

1.2 General Liability Insurance. Contractor shall carry Commercial General Liability insurance covering operations by or on behalf of Contractor, providing insurance for bodily injury liability and property damage liability for the limits of liability indicated below and including coverage for:

                  (1)      premises and operations:
                  (2)      products and completed operations;
                  (3) contractual liability insuring the obligations assumed by Contractor in this Agreement;
                  (4) broad form property damage (including completed operations);
                  (5)      explosion, collapse and underground hazards; and
                  (6)      personal injury liability.

         Except with respect to bodily injury and property damage included within the products and completed operation hazards, the aggregate limit, where applicable, shall apply separately to Contractor's work under this Agreement.

1.2.2 The Contractor shall provide an Occurrence form Commercial General Liability policy, the limits of liability shall be not less than:

                  $2,000,000 general aggregate
                  $2,000,000 aggregate for products-completed operations $2,000,000 for personal injury liability
                  $2,000,000 each occurrence (combined single limit for bodily injury and property damage)

1.3 Automobile Liability Insurance. Contractor shall carry automobile liability insurance, including coverage for all owned, hired and non-owned automobiles. The limits of liability shall be not less than $1,000,000 combined single limit each accident for bodily injury and property damage.

2.0 Certificates of insurance, as evidence of the insurance required by this Agreement, shall be furnished by the Contractor before any work is commenced. The certificates of insurance shall provide that there will be no cancellation or reduction of coverage without thirty (30) days prior written notice to the Contractor.

3.0 The Bodily Injury and Property Damage Liability Policies shall include a provision or endorsement naming the Owner as an additional insured as respects liabilities arising out of Contractor's performance of the work under this Contract, and providing that such insurance is primary insurance as respects the interests of the Owner and that any other insurance maintained by the Owner is excess and not contributing insurance.

4.0 Aircraft Insurance. If the Contractor or his Subcontractors use any owned, leased, chartered or hired aircraft of any type (including helicopters) in the performance of this contract, they shall maintain aircraft liability Insurance in an amount of not less than $10,000,000 per occurrence including Passenger Liability. Evidence of Coverage in the form of a Certificate of Insurance shall be provided prior to the start of work.

5.0 Insurance Requirements for Contractor. The Contractor shall insure that all tiers of their Subcontractors shall procure and maintain insurance in like form including the Additional Insured requirements set forth in Paragraph 2.0.

6.0 Professional Liability Exposures. The Owner acknowledges that the Contractor will not provide Professional Errors and Omissions Insurance as the Contractor in his role of Contractor is not acting as an Architect. Professional Liability Insurance in forms and amounts acceptable to the Owner shall be carried if the Contractor is to provide design services to the project. Evidence of coverage in the form of a Certificate of Insurance shall be provided to the Owner prior to the start of work.

7.0 If the Owner has not provided acceptable evidence of property insurance coverage required herein at the start of work, then the Contractor may obtain such coverage and the cost therefore shall become a cost reimbursable item. If adequate coverage is later obtained by the Owner, the Contractor shall terminate any property insurance coverage so obtained.

                                   EXHIBIT "B"
                           LIST OF STANDARD WAGE RATES


                           STANDARD FORM OF AGREEMENT
                          BETWEEN OWNER AND CONTRACTOR
                      (1987 EDITION OF AIA DOCUMENT A-101)

               THE GYMBOREE CORPORATION and DPR CONSTRUCTION, INC.




THE GYMBOREE CORP./DIXON DISTRIBUTION CENTER
2299 KIDS WAY
DIXON, CA 95620
DPR JOB NO. 02-97005-00

                                                                              Overtime        Double Time
Classification                                             Rates               Rates            Rates
--------------                                             -----               -----            -----
Principal                                                 120.00
Project Executive                                          95.00
Senior Estimator                                           70.00
Estimator                                                  65.00
MEP Estimator/Coordinator                                  65.00
Project Manager                                            70.00
Project Engineer                                           40.00
Field Office Coordinator                                   32.00
Project Accountant                                         35.00

Superintendent                                             65.00
Carpenter Foreman                                          51.20                69.45           87.70
Carpenter                                                  46.00                62.85           79.70
Labor Foreman                                              42.38                56.62           70.86
Laborer                                                    38.05                51.35           64.65



Said rates establish the hourly amount the Contractor will bill and the Owner will pay for the work to be performed by the Contractor's own forces for this project.

                          GYMBOREE DISTRIBUTION CENTER
                                   EXHIBIT "C"
                           LIST OF CONTRACT DOCUMENTS
                            DPR JOB NO. 02-97005-00
                                DATED MAY 22,1997


Drawings prepared by DES Architects and Morton & Pitalo, Inc. listed as follows:

Drawing No.     Dated      Drawing No.       Dated      Drawing No.      Dated
-----------    -------     -----------      -------     -----------     -------
A0.1.1         3/12/97        S1.5           4/1/97         E2.4        3/12/97
A0.1.2         3/12/97        S1.6           4/1/97         E2.5        3/12/97
A1.1.1         3/12/97        S1.7           4/1/97         E3.1        3/12/97
A2.1.1         3/12/97        S1.8           4/1/97         E3.2        3/12/97
A2.1.2         3/12/97        S2.1           4/1/97         E3.3        3/12/97
A2.1.3         3/12/97        S3.1           4/1/97         E3.4        3/12/97
A2.1.4         3/12/97        S3.2           4/1/97         E3.5        3/12/97
A2.2.1         3/12/97        S4.1           4/1/97         E4.1        3/12/97
A2.2.2         3/12/97        S4.2           4/1/97         E4.2        3/12/97
A2.3.1         3/12/97        S4.3           4/1/97         L1.1        3/12/97
A2.3.2         3/12/97        S5.1           4/1/97         L1.2        3/12/97
A3.1.1         3/12/97        S6.1           4/1/97         L2.1        3/12/97
A3.1.2         3/12/97        S6.2           4/1/97         L3.1        3/12/97
A3.2.1         3/12/97        S6.3           4/1/97         L4.1        3/12/97
A5.1.1         3/12/97        S6.4           4/1/97         L4.2        3/12/97
A5.1.2         3/12/97        S6.5           4/1/97         L8.1        3/12/97
A6.1.1         3/12/97        M1.1          3/12/97         L8.2        3/12/97
A6.1.2         3/12/97        M2.1          3/12/97
A8.1.1         3/12/97        M2.2          3/12/97
A8.1.2         3/12/97        M3.1          3/12/97         Addendum #1 dated April 1, 1997
A8.1.3         3/12/97        M3.2          3/12/97         Addendum #2 dated April 4, 1997
A9.1.1         3/12/97        M4.1          3/12/97         Addendum #3 dated April 8, 1997
A9.1.2         3/12/97        M5.1          3/12/97         Addendum #4 dated April 10, 1997
A9.1.3         3/12/97        M6.1          3/12/97
A10.1.1        3/12/97        MT24.1        3/12/97         Specifications dated 3/12/97
A10.1.2        3/12/97        MT24.2        3/12/97
C1              2/97          P1.1          3/12/97
C3.1           3/12/97        P2.1          3/12/97
C4.1           3/12/97        P2.2          3/12/97
C5.1           3/12/97        P3.1          3/12/97
C8.1           3/12/97        E0.1          3/12/97
C8.2           3/12/97        E0.2          3/12/97
S0.1            4/1/97        E0.3          3/12/97
S1.1            4/1/97        E1.1          3/12/97
S1.2            4/1/97        E2.1          3/12/97
S1.3            4/1/97        E2.2          3/12/97
S1.4            4/1/97        E2.3          3/12/97

                           EXHIBIT D -- BID SCHEDULE
                          GYMBOREE DISTRIBUTION CENTER
                         Proposed Construction Schedule
--------------------------------------------------------------------------------

  ID      Name                                  Duration     Start/End Dates          Level
-----     ---------------------------------     --------     --------------------     ------------------
   1      Bid Project                               0w       4/1/97                   Milestone
   2      Preconstruction                          15w       97 to 7-14-97            Summary
   3         Award Contract                         2w       /97 to 4/14/97           Critical
   4         Submittals/Steel and Long Lea         13w       4/15/97 to 7/14/97       Critical
   5         DPR Mobilize                           1w       4/15/97 to 4/21/97       Critical
   6      Site Construction                        26w       4/22/97 to 10/20/97      Summary
   7         Import and Rough Grading               2w       4/22/97 to 5/5/97        Critical
   8         Underground Utilities/Finish Gr        3w       5/6/97 to 5/26/97        Noncritical
   9         Curb and Gutter                        2w       5/27/97 to 6/9/97        Noncritical
  10         Baserock                               1w       6/10/97 to 6/16/97       Noncritical
  11         Paving                                 1w       6/17/97 to 6/23/97       Noncritical
  12         Landscaping and Site Concrete          3w       9/23/97 to 10/31/97      Noncritical
  13         Site Clean                             1w       10/14/97 to 10/20/97     Noncritical
  14      Building Construction                    28w       4/29/97                  Summary
  15         Fine Grade Pad                         1w       4/29/97 to 5/5/97        Critical
  16         Foundations                            3w       5/6/97 to 5/26/97        Critical
  17         Underslab Plumbing                     2w       5/13/97 to 5/26/97       Critical
  18         Slab on Grade                          4w       5/20/97 to 6/16/97       Critical
  19         Tilt Up Panels                         8w       6/3/97 to 7/28/97        Critical
  20         Structural Steel                       2w       7/15/97 to 7/28/97       Critical
  21         Roof/Roof Structure                    4w       7/29/97 to 8/25/97       Critical
  22         Exterior Finishes                      8w       7/29/97 to 9/22/97       Critical
  23         Fire Sprinklers/Lighting               4w       8/12/97 to 9/8/97        Critical

--------------------------------------------------------------------------------

Date:  6/6/97

DPR CONSTRUCTION, INC.

                           EXHIBIT D -- BID SCHEDULE
                          GYMBOREE DISTRIBUTION CENTER
                         Proposed Construction Schedule
--------------------------------------------------------------------------------

  ID      Name                                  Duration     Start/End Dates          Level
-----     ---------------------------------     --------     --------------------     ------------------
  24         Tenant Imprivements                   10w       8/19/97 to 10/27/97      Critical
  25         Set Roof Top Mechanical Units          1w       8/26/97 to 9/1/97        Noncritical
  26         Roof Screen                            2w       8/26/97 to 9/8/97        Noncritical
  27         Dock Levelers                          1w       8/26/97 to 9/1/97        Critical
  28         Rolling Doors                          2w       8/26/97 to 9/8/97        Critical
  29         Owner Fixturization/Systems S         10w       9/2/97 to 1              Critical
  30         Substantial Completion                 0w                                Milestone

--------------------------------------------------------------------------------

Date: 6/6/97

DPR CONSTRUCTION, INC.

                                                                    May 5, 1997


                                   EXHIBIT "E"
                            CONTRACT PRICE BREAKDOWN
                                       FOR
                               THE GYMBOREE CORP.


THE GYMBOREE CORP.
700 Airport Boulevard, Suite 200
Burlingame, CA 94010-1912
DPR Job No. 02-97005-00
--------------------------------------------------------------------------------



A.          Original bid of April 11, 1997 including all clarifications and exclusions            $7,244,099
B.          Add to reach .040 shrinkage for the slab and tilt-up concrete material                    37,457
C.          Add to increase to R-30 batt insulation at the office area ceiling                         3,500
D.          Add to increase Built-Up Roofing System to a 20 year bond                                 11,000
E.          Add to use Viracon VT5-20 in lieu of Eclipse Reflective glass                              6,000
P.          Deduct to use oriented strand board in lieu of plywood                                   (40,000)
G.          Add to use Kelley specified dock levelors                                                  4,732
                                                                                                  ----------
                                                                 Total Authorization              $7,266,788






                               END OF EXHIBIT "E"

               GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION


                      AIA DOCUMENT A201 - ELECTRONIC FORMAT

--------------------------------------------------------------------------------

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

This document has been approved and endorsed by the Associated General Contractors of America.

Copyright 1911, 1915, 1918, 1925, 1927, 1951, 1958, 1961, 1963, 1967, 1970,
1976, 1987 by The American Institute of Architects, 1735 New York Avenue N.W., Washington D.C. 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecutions.



--------------------------------------------------------------------------------

                                TABLE OF ARTICLES

1.  GENERAL PROVISIONS                      8.  TIME

2.  OWNER                                   9.  PAYMENTS AND COMPLETION

3.  CONTRACTOR                              10. PROTECTION OF PERSONS AND
                                                PROPERTY

4.  ADMINISTRATION OF THE CONTRACT

5.  SUBCONTRACTORS                          11. INSURANCE AND BONDS

6.  CONSTRUCTION BY OWNER OR BY             12. UNCOVERING AND CORRECTION OF
    SEPARATE CONTRACTORS                        WORK

7.  CHANGES IN THE WORK                     13. MISCELLANEOUS PROVISIONS

                                            14. TERMINATION OR SUSPENSION OF
                                                THE CONTRACT




                                                                        Page #1

                                     INDEX


ACCEPTANCE OF NONCONFORMING WORK                               9.6.6, 9.9.3 12.3
Acceptance of Work                           9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3
ACCESS TO WORK                                                 3.16, 6.2.1, 12.1
Accident Prevention                                                    4.2.3, 10
Acts and Omissions                     3.2.1, 3.2.2, 3.3.2, 3.12.8, 3.18, 4.2.3,
                         4.3.2, 4.3.9, 8.3.1, 10.1.4, 10.2.5, 13.4.2, 13.7, 14.1
Addenda                                                              1.1.1, 3.11
Additional Costs, Claims for                    4.3.6, 4.3.7, 4.3.9, 6.1.1, 10.3
Additional Inspections and Testing                    4.2.6, 9.8.2, 12.2.1, 13.5
Additional Time, Claims for                           4.3.6, 4.3.8, 4.3.9, 8.3.2
ADMINISTRATION OF THE CONTRACT                                3.3.3, 4, 9.4, 9.5
Advertisement or Invitation to Bid                                         1.1.1
Aesthetic Effect                                                   4.2.13, 4.5.1
ALLOWANCES                                                                   3.8
All-risk Insurance                                                      11.3.1.1
APPLICATIONS FOR PAYMENT                      4.2.5, 7.3.7, 9.2, 9.3, 9.4, 9.5.1
                            9.6.3, 9.8.3, 9.10.1, 9.10.3, 9.10.4, 11.1.3, 14.2.4
Approvals                      2.4, 3.3.3., 3.5., 3.10.2, 3.12.4 through 3.12.8,
                                    3.18.3, 4.2.7, 9.3.2, 11.3.1.4, 13.4.2, 13.5
ARBITRATION                              4.1.4, 4.3.2, 4.3.4, 4.4.4, 4.5, 8.3.1,
                                                         10.1.2, 11.3.9, 11.3.10
ARCHITECT                                                                    4.1
Architect, Definition of                                                   4.1.1
Architect, Extent of Authority              2.4, 3.12.6, 4.2, 4.3.2, 4.3.6, 4.4,
                       5.2, 6.3, 7.1.2, 7.2.1, 7.3.6, 7.4, 9.2, 9.3.1, 9.4, 9.5,
                                      9.6.3, 9.8.2, 9.8.3, 9.10.1, 9.10.3, 12.1,
                                          12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility                    3.3.3,
                             3.12.8, 3.12.11, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6,
           4.2.7, 4.2.10, 4.2.12, 4.2.13, 4.3.2, 5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6
Architect's Additional Services and Expenses               2.4, 9.8.2, 11.3.1.1,
                                          12.2.1, 12.2.4, 13.5.2, 13.5.3, 14.2.4
ARCHITECT'S ADMINISTRATION OF THE CONTRACT                           4.2, 4.3.6,
                                                            4.3.7, 4.4, 9.4, 9.5
Architect's Approvals                                2.4, 3.5.1, 3.10.2, 3.12.6,
                                                           3.12.8, 3.18.3, 4.2.7
Architect's Authority to Reject Work                3.5.1, 4.2.6, 12.1.2, 12.2.1
Architect's Copyright                                                        1.3
Architect's Decisions               4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.2,
                 4.3.6, 4.4.1, 4.4.4, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2,
                        9.4, 9.5.1, 9.8.2, 9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Architect's Inspections                       4.2.2, 4.2.9, 4.3.6, 9.4.2, 9.8.2,
                                                             9.9.2, 9.10.1, 13.5
Architect's Instructions                             4.2.6, 4.2.7, 4.2.8, 4.3.7,
                                                             7.4.1, 12.1, 13.5.2
Architect's Interpretations                                4.2.11, 4.2.12, 4.3.7
Architect's On-Site Observations                     4.2.2, 4.2.5, 4.3.6, 9.4.2,
                                                             9.5.1, 9.10.1, 13.5
Architect's Project Representative                                        4.2.10
Architect's Relationship with Contractor                    1.1.2, 3.2.1, 3.2.2,
                  3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8, 3.12.11, 3.16, 3.18, 4.2.3,
                                        4.2.4, 4.2.6, 4.2.12, 5.2, 6.2.2, 7.3.4,
                                                       9.8.2, 11.3.7, 12.1, 13.5
Architect's Relationship with Subcontractors                1.1.2, 4.2.3, 4.2.4,
                                                     4.2.6, 9.6.3, 9.6.4, 11.3.7
Architect's Representations                                 9.4.2, 9.5.1, 9.10.1
Architect's Site Visits                       4.2.2, 4.2.5, 4.2.9, 4.3.6, 9.4.2,
                                               9.5.1, 9.8.2, 9.9.2, 9.10.1, 13.5
Asbestos                                                                    10.1
Attorneys' Fees                                           3.18.1, 9.10.2, 10.1.4
Award of Separate Contracts                                                6.1.1
AWARD OF SUBCONTRACTS AND OTHER CONTRACTS
  FOR PORTIONS OF THE WORK                                                   5.2
BASIC DEFINITIONS                                                            1.1
Bidding Requirements                                 1.1.1, 1.1.7, 5.2.1, 11.4.1
BOILER AND MACHINERY INSURANCE                                            11.3.2
Bonds, Lien                                                               9.10.2
Bonds, Performance and Payment                     7.3.6.4, 9.10.3, 11.3.9, 11.4
Building Permit                                                            3.7.1
CAPITALIZATION                                                               1.4
Certificate of Substantial Completion                                      9.8.2
Certificate for Payment                     4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1
                     9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Certificates of Inspection, Testing or Approval                  3.12.11, 13.5.4
Certificates of Insurance                                  9.3.2, 9.10.2, 11.1.3
CHANGE ORDERS                  1.1.1, 2.4.1, 3.8.2.4, 3.11, 4.2.8, 4.3.3, 5.2.3,
                              7.1, 7.2, 7.3.2, 8.3.1, 9.3.1.1, 9.10.3, 11.3.1.2,
                                                          11.3.4, 11.3.9, 12.1.2
Change Orders, Definition of                                               7.2.1
CHANGES                                                                      7.1
CHANGES IN THE WORK                       3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 10.1.3
Claim, DEFINITION of                                                       4.3.1
CLAIMS AND DISPUTES                        4.3, 4.4, 4.5, 6.2.5, 8.3.2, 9.3.1.2,
                                                           9.3.3, 9.10.4, 10.1.4
CLAIMS AND TIMELY ASSERTION OF CLAIMS                                      4.5.6
CLAIMS FOR ADDITIONAL COST                      4.3.6, 4.3.7, 4.3.9, 6.1.1, 10.3
CLAIMS FOR ADDITIONAL TIME                            4.3.6, 4.3.8, 4.3.9, 8.3.2
CLAIMS FOR CONCEALED OR UNKNOWN CONDITIONS                                 4.3.6
Claims for Damages                             3.18, 4.3.9, 6.1.1, 6.2.5, 8.3.2,
                                                                 9.5.1.2, 10.1.4
Claims Subject to Arbitration                                4.3.2, 4.4.4, 4.5.1
CLEANING UP                                                            3.15, 6.3
COMMENCEMENT OF STATUTORY LIMITATION PERIOD                                 13.7
Commencement of the Work, Conditions Relating to                   2.1.2, 2.2.1,
                       3.2.1, 3.2.2, 3.7.1, 3.10.1, 3.12.6, 4.3.7, 5.2.1, 6.2.2,
                                       8.1.2, 8.2.2, 9.2, 11.1.3, 11.3.6, 11.4.1
Commencement of the Work, Definition of                                    8.1.2
Communications Facilitating Contract Administration          3.9.1, 4.2.4, 5.2.1
Completion, Conditions Relating to                     3.11, 3.15, 4.2.2, 4.2.9,
                          4.3.2, 9.4.2, 9.8, 9.9.1, 9.10, 11.3.5, 12.2.2, 13.7.1
COMPLETION, PAYMENTS AND                                                       9
Completion, Substantial                4.2.9, 4.3.5.2, 8.1.1, 8.1.3, 8.2.3, 9.8,
                                                             9.9.1, 12.2.2, 13.7
Compliance with Laws                         1.3, 3.6, 3.7, 3.13, 4.1.1, 10.2.2,
                        11.1, 11.3, 13.1, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3
Concealed or Unknown Conditions                                            4.3.6
Conditions of the Contract                                   1.1.1, 1.1.7, 6.1.1
Consent, Written              1.3.1, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.5.5, 9.3.2,
                           9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3, 11.3.1,
                                                 11.3.1.4, 11.3.11, 13.2, 13.4.2
CONSTRUCTION BY OWNER OR BY
  SEPARATE CONTRACTORS                                                  1.1.4, 6
Construction Change Directive, Definition of                               7.3.1

Construction Change Directives                   1.1.1, 4.2.8, 7.1, 7.3, 9.3.1.1
Construction Schedules, Contractor's                                  3.10,6.1.3
CONTINGENT ASSIGNMENT OF SUBCONTRACTS                                        5.4
Continuing Contract Performance                                            4.3.4
Contract, Definitions of                                                   1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE                    4.3.7, 5.4.1.1, 14
Contract Administration                                       3.3.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to           3.7.1, 3.10, 5.2,
                                                     9.2, 11.1.3, 11.3.6, 11.4.1
CONTRACT DOCUMENTS, THE                                              1.1, 1.2, 7
Contract Documents, Copies Furnished and Use of                  1.3, 2.2.5, 5.3
Contract Documents, Definition of                                          1.1.1
Contract Performance During Arbitration                             4.3.4, 4.5.3
CONTRACT SUM                             3.8, 4.3.6, 4.3.7, 4.4.4, 5.2.3, 6.1.3,
                                7.2, 7.3, 9.1, 9.7, 11.3.1, 12.2.4, 12.3, 14.2.4
CONTRACT SUM, Definition of                                                  9.1
Contract Time                          4.3.6, 4.3.8, 4.4.4, 7.2.1.3, 7.3, 8.2.1,
                                                              8.3.1, 9.7, 12.1.1
Contract Time, Definition of                                               8.1.1
CONTRACTOR                                                                     3
Contractor, Definition of                                             3.1, 6.1.2
Contractor's Bid                                                           1.1.1
CONTRACTOR'S CONSTRUCTION SCHEDULES                                  3.10, 6.1.3
Contractor's Employees                    3.3.2, 3.4.2, 3.8.1, 3.9, 3.18, 4.2.3,
                                      4.2.6, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
CONTRACTOR'S LIABILITY INSURANCE                                            11.1
Contractor's Relationship with Separate Contractors
  and Owner's Forces                     2.2.6, 3.12.5, 3.14.2, 4.2.4, 6, 12.2.5
Contractor's Relationship with Subcontractors                      1.2.4, 3.3.2,
                  3.18.1, 3.18.2, 5.2, 5.3, 5.4, 9.6.2, 11.3.7, 11.3.8, 14.2.1.2
Contractor's Relationship with the Architect                1.1.2, 3.2.1, 3.2.2,
             3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8, 3.16, 3.18, 4.2.3, 4.2.4, 4.2.6,
                            4.2.12, 5.2, 6.2.2, 7.3.4, 9.8.2, 11.3.7, 12.1, 13.5

Contractor's Representations           1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3
Contractor's Responsibility for Those Performing the Work                 3.3.2,
                                                                 3.18, 4.2.3, 10
Contractor's Review of Contract Documents                      1.2.2, 3.2, 3.7.3
Contractor's Right to Stop the Work                                          9.7
Contractor's Right to Terminate the Contract                                14.1
Contractor's Submittals                   3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3,
                                7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3,
                                                          10.1.2, 11.4.2, 11.4.3
Contractor's Superintendent                                          3.9, 10.2.6
Contractor's Supervision and Construction Procedures                 1.2.4, 3.3,
                                                    3.4, 4.2.3, 8.2.2, 8.2.3, 10
Contractual Liability Insurance                                 11.1.1.7, 11.2.1
Coordination and Correlation                  1.2.2, 1.2.4, 3.3.1, 3.10, 3.12.7,
                                                                    6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications                 1.3, 2.2.5, 3.11
Correction of Work                                2.3, 2.4, 4.2.1, 9.8.2, 9.9.1,
                                                          12.1.2, 12.2, 13.7.1.3
Cost, Definition of                                                7.3.6, 14.3.5
Costs                   2.4, 3.2.1, 3.7.4, 3.8.2, 3.15.2, 4.3.6, 4.3.7, 4.3.8.1,
            5.2.3, 6.1.1, 6.2.3, 6.3, 7.3.3.3, 7.3.6, 7.3.7, 9.7, 9.8.2, 9.10.2,
                       11.3.1.2, 11.3.1.3, 11.3.4, 11.3.9, 12.1, 12.2.1, 12.2.4,
                                                                12.2.5, 13.5, 14
CUTTING AND PATCHING                                                 3.14, 6.2.6
Damage to Construction of Owner or Separate Contractors                  3.14.2,
                      6.2.4, 9.5.1.5, 10.2.1.2, 10.2.5, 10.3, 11.1, 11.3, 12.2.5
Damage to the Work                   3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.3, 11.3
Damages, Claims for                                   3.18, 4.3.9, 6.1.1, 6.2.5,
                                                          8.3.2, 9.5.1.2, 10.1.4
Damages for Delay                                     6.1.1, 8.3.3, 9.5.1.6, 9.7
Date of Commencement of the Work, Definition of                            8.1.2
Date of Substantial Completion, Definition of                              8.1.3
Day, Definition of                                                         8.1.4
Decisions of the Architect                                 4.2.6, 4.2.7, 4.2.11,
                           4.2.12, 4.2.13, 4.3.2, 4.3.6, 4.4.1, 4.4.4, 4.5, 6.3,
                             7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.2,
                                           9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
DECISIONS TO WITHHOLD CERTIFICATION                           9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance,
Rejection and Correction of                              2.3, 2.4, 3.5.1, 4.2.1,
                         4.2.6, 4.3.5, 9.5.2, 9.8.2, 9.9.1, 10.2.5, 12, 13.7.1.3
Defective Work, Definition of                                              3.5.1
Definitions                      1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3,
                  4.1.1, 4.3.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1, 9.1, 9.8.1
DELAYS AND EXTENSIONS OF TIME                           4.3.1, 4.3.8.1, 4.3.8.2,
                                6.1.1, 6.2.3, 7.2.1, 7.3.1, 7.3.4, 7.3.5, 7.3.8,
                                             7.3.9, 8.1.1, 8.3, 10.3.1, 14.1.1.4
Disputes                        4.1.4, 4.3, 4.4, 4.5, 6.2.5, 6.3, 7.3.8, 9.3.1.2
Documents and Samples at the Site                                           3.11
Drawings, Definition of                                                    1.1.5
Drawings and Specifications, Use and Ownership of                    1.1.1, 1.3,
                                                                2.2.5, 3.11, 5.3
Duty to Review Contract Documents and Field Conditions                       3.2
Effective Date of insurance                                        8.2.2, 11.1.2
Emergencies                                                          4.3.7, 10.3
Employees, Contractor's                        3.3.2, 3.4.2, 3.8.1, 3.9, 3.18.1,
                       3.18.2, 4.2.3, 4.2.6, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
Equipment, Labor, Materials and                        1.1.3, 1.1.6, 3.4, 3.5.1,
                            3.8.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7,
                                    6.2.1, 7.3.6, 9.3.2, 9.3.3, 11.3, 12.2.4, 14
Execution and Progress of the Work                     1.1.3, 1.2.3, 3.2, 3.4.1,
                                3.5.1, 4.2.2, 4.2.3, 4.3.4, 4.3.8, 6.2.2, 7.1.3,
                                   7.3.9, 8.2, 8.3, 9.5, 9.9.1, 10.2, 14.2, 14.3
EXECUTION, CORRELATION AND INTENT of the
  Contract Documents                                                  1.2, 3.7.1
Extensions of Time                            4.3.1, 4.3.8, 7.2.1.3, 8.3, 10.3.1
Failure of Payment by Contractor                               9.5.1.3, 14.2.1.2
Failure of Payment by Owner                                   4.3.7, 9.7, 14.1.3
Faulty Work (See Defective or Nonconforming work)
FINAL COMPLETION AND FINAL PAYMENT                          4.2.1, 4.2.9, 4.3.2,
                               4.3.5, 9.10, 11.1.2, 11.1.3, 11.3.5, 12.3.1, 13.7
Financial Arrangements, Owner's                                            2.2.1
Fire and Extended Coverage Insurance                                        11.3
GENERAL PROVISIONS                                                             1
GOVERNING LAW                                                              1.3.1
Guarantees (See Warranty and Warranties)
Hazardous Materials                                                 10.1, 10.2.4
Identification of Contract Documents                                       1.2.1
Identification of Subcontractors and Suppliers                             5.2.1
Indemnification                     3.17, 3.18, 9.10.2, 10.1.4, 11.3.1.2, 11.3.7
Information and Services Required of the Owner                       2.1.2, 2.2,
                  4.3.4, 6.1.3, 6.1.4, 6.2.6, 9.3.2, 9.6.1, 9.6.4, 9.8.3, 9.9.2,
                                      9.10.3, 10.1.4, 11.2, 11.3, 13.5.1, 13.5.2
INJURY OR DAMAGES TO PERSON OR PROPERTY                                    4.3.9
Inspections                                          3.3.3, 3.3.4, 3.7.1, 4.2.2,

                     4.2.6, 4.2.9, 4.3.6, 9.4.2, 9.8.2, 9.9.2, 9.10.1, 13.5
Instructions to Bidders                                               1.1.1
Instructions to the Contractor         3.8.1, 4.2.8, 5.2.1, 7, 12.1, 13.5.2
Insurance            4.3.9, 6.1.1, 7.3.6.4, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 11
INSURANCE, BOILER AND MACHINERY                                      11.3.2
INSURANCE, CONTRACTOR'S LIABILITY                                      11.1
Insurance, Effective Date of                                  8.2.2, 11.1.2
INSURANCE, LOSS OF USE                                               11.3.3
INSURANCE, OWNER'S LIABILITY                                           11.2
INSURANCE, PROPERTY                                            10.2.5, 11.3
Insurance, Stored Materials                                 9.3.2, 11.3.1.4
INSURANCE AND BONDS                                                      11
Insurance Companies, Consent to Partial Occupancy            9.9.1, 11.3.11
Insurance Companies, Settlement with                                11.3.10
Intent of the Contract Documents       1.2.3, 3.12.4, 4.2.6, 4.2.7, 4.2.12,
                                                                4.2.13, 7.4
INTEREST                                                               13.6
Interpretation             1.2.5, 1.4, 1.5, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written                              4.2.11, 4.2.12, 4.3.7
Joinder and Consolidation of Claims Required                          4.5.6
JUDGMENT ON FINAL AWARD                               4.5.1, 4.5.4.1, 4.5.7
LABOR AND MATERIALS, equipment             1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2,
                           3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13.3, 3.15.1,
                              4.2.7, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 12.2.4, 14
Labor Disputes                                                        8.3.1
Laws and Regulations                     1.3, 3.6, 3.7, 3.13, 4.1.1, 4.5.5,
         4.5.7, 9.9.1, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6
Liens                           2.1.2, 4.3.2, 4.3.5.1, 8.2.2, 9.3.3, 9.10.2
LIMITATIONS ON CONSOLIDATION OR JOINDER                               4.5.5
Limitations, Statutes of                              4.5.4.2, 12.2.6, 13.7
Limitations of Authority                               3.3.1, 4.1.2, 4.2.1,
                           4.2.3, 4.2.7, 4.2.10, 5.2.2, 5.2.4, 7.4, 11.3.10
Limitations of Liability         2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.11,
             3.17, 3.18, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.10.4,
                     10.1.4, 10.2.5, 11.1.2, 11.2.1, 11.3.7, 13.4.2, 13.5.2
Limitations of Time, General                    2.2.1, 2.2.4, 3.2.1, 3.7.3,
                  3.8.2, 3.10, 3.12.5, 3.15.1, 4.2.1, 4.2.7, 4.2.11, 4.3.2,
      4.3.3, 4.3.4, 4.3.6, 4.3.9, 4.5.4.2, 5.2.1, 5.2.3, 6.2.4, 7.3.4, 7.4,
           8.2, 9.5, 9.6.2, 9.8, 9.9, 9.10, 11.1.3, 11.3.1, 11.3.2, 11.3.5,
                                         11.3.6, 12.2.1, 12.2.2, 13.5, 13.7
Limitations of Time, Specific                2.1.2, 2.2.1, 2.4, 3.10, 3.11,
              3.15.1, 4.2.1, 4.2.11, 4.3, 4.4, 4.5, 5.3, 5.4, 7.3.5, 7.3.9,
          8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3,
                 11.3.6, 11.3.10, 11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14
LOSS OF USE INSURANCE                                                11.3.3
Material Suppliers                      1.3.1, 3.12.1, 4.2.4, 4.2.6, 5.2.1,
                                9.3.1, 9.3.1.2, 9.3.3, 9.4.2, 9.6.5, 9.10.4
Materials, Hazardous                                           10.1, 10.2.4
Materials, Labor, Equipment and            1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2,
               3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7, 6.2.1,
                                            7.3.6, 9.3.2, 9.3.3, 12.2.4, 14
Means, Methods, Techniques, Sequences and
  Procedures of Construction                     3.3.1, 4.2.3, 4.2.7, 9.4.2
MINOR CHANGES IN THE WORK                     1.1.1, 4.2.8, 4.3.7, 7.1, 7.4
MISCELLANEOUS PROVISIONS                                                 13
Modifications, Definition of                                          1.1.1
Modifications to the Contract                    1.1.1, 1.1.2, 3.7.3, 3.11,
                                                4.2.1, 5.2.3, 7, 8.3.1, 9.7
Mutual Responsibility                                                   6.2
NONCONFORMING WORK, ACCEPTANCE OF                                      12.3
NONCONFORMING WORK, REJECTION AND CORRECTION OF                      2.3.1,
                                          4.3.5, 9.5.2, 9.8.2, 12, 13.7.1.3
Notice                   2.3, 2.4, 3.2.1, 3.2.2, 3.7.3, 3.7.4, 3.9, 3.12.8,
          3.12.9, 3.17, 4.3, 4.4.4, 4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1,
             9.5.1, 9.6.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2,
                                           12.2.4, 13.3, 13.5.1, 13.5.2, 14
NOTICE, WRITTEN                         2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.3,
           4.4.4, 4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10,
             10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2, 14
Notice of Testing and Inspections                            13.5.1, 13.5.2
Notice to Proceed                                                     8.2.2
NOTICES, PERMITS, FEES AND                2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Architect's On-Site                              4.2.2, 4.2.5
                                          4.3.6, 9.4.2, 9.5.1, 9.10.1, 13.5
Observations, Contractor's                                     1.2.2, 3.2.2
Occupancy                                        9.6.6, 9.8.1, 9.9, 11.3.11
On-Site Inspections by the Architect                   4.2.2, 4.2.9, 4.3.6,
                                                9.4.2, 9.8.2, 9.9.2, 9.10.1
On-Site Observations by the Architect                  4.2.2, 4.2.5, 4.3.6,
                                                 9.4.2, 9.5.1, 9.10.1, 13.5
Orders, Written                    2.3, 3.9, 4.3.7, 7, 8.2.2, 11.3.9, 12.1,
                                                       12.2, 13.5.2, 14.3.1
OWNER                                                                     2
Owner, DEFINITION of                                                    2.1
OWNER, INFORMATION AND SERVICES REQUIRED OF THE                      2.1.2,
             2.2, 4.3.4, 6, 9, 10.1.4, 11.2, 11.3, 13.5.1, 14.1.1.5, 14.1.3
Owner's Authority                 3.8.1, 4.1.3, 4.2.9, 5.2.1, 5.2.4, 5.4.1,
           7.3.1, 8.2.2, 9.3.1, 9.3.2, 11.4.1, 12.2.4, 13.5.2, 14.2, 14.3.1
Owner's Financial Capability                                2.2.1, 14.1.1.5
OWNER'S LIABILITY INSURANCE                                            11.2
Owner's Loss of Use Insurance                                        11.3.3
Owner's Relationship with Subcontractors         1.1.2, 5.2.1, 5.4.1, 9.6.4
Owner's Right to Carry Out the Work                   2.4, 12.2.4, 14.2.2.2
OWNER'S RIGHT TO CLEAN UP                                               6.3
OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD
  SEPARATE CONTRACTS                                                    6.1
OWNER'S RIGHT TO STOP THE WORK                                   2.3, 4.3.7
Owner's Right to Suspend the Work                                      14.3
Owner's Right to Terminate the Contract                                14.2
OWNERSHIP AND USE OF ARCHITECT'S DRAWINGS, SPECIFICATIONS,
  AND OTHER DOCUMENTS                                1.1.1, 1.3, 2.2.5, 5.3
PARTIAL OCCUPANCY OR USE                                9.6.6, 9.9, 11.3.11
PATCHING, CUTTING AND                                           3.14, 6.2.6
PATENTS, ROYALTIES AND                                                 3.17
PAYMENT, APPLICATIONS FOR                             4.2.5, 9.2, 9.3, 9.4,
                               9.5.1, 9.8.3, 9.10.1, 9.10.3, 9.10.4, 14.2.4
PAYMENT, CERTIFICATES FOR                    4.2.5, 4.2.9, 9.3.3, 9.4, 9.5,
         9.6.1, 9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
PAYMENT, FAILURE OF                                    4.3.7, 9.5.1.3, 9.7,
                                                 9.10.2, 14.1.1.3, 14.2.1.2
Payment, Final                   14.2.1, 4.2.9, 4.3.2, 4.3.5, 9.10, 11.1.2,
                                                     11.1.3, 11.3.5, 12.3.1
PAYMENT BOND, PERFORMANCE BOND AND                         7.3.6.4, 9.10.3,
                                                               11.3.9, 11.4
Payments, Progress             4.3.4, 9.3, 9.6, 9.8.3, 9.10.3, 13.6, 14.2.3
PAYMENTS AND COMPLETION                                               9, 14
Payments to Subcontractors                                  5.4.2, 9.5.1.3,
                                      9.6.2, 9.6.3, 9.6.4, 11.3.8, 14.2.1.2
PCB                                                                    10.1



                                                                         Page #4

Performance Bond and Payment Bond                                        7.3.6.4
                                                            9.10.3, 11.3.9, 11.4
PERMITS, FEES AND NOTICES                      2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF                                           10
Polychlorinated Bipheny                                                     10.1
Product Data, Definition of                                               3.12.2
PRODUCT DATA AND SAMPLES, SHOP DRAWINGS                        3.11, 3.12, 4.2.7
PROGRESS AND COMPLETION                                        4.2.2, 4.3.4, 8.2
PROGRESS PAYMENTS                                                    4.3.4, 9.3,
                                                9.6, 9.8.3, 9.10.3, 13.6, 14.2.3
PROJECT, Definition of the                                                 1.1.4
PROJECT MANUAL, Definition of the                                          1.1.7
Project Manuals                                                            2.2.5
Project Representatives                                                   4.2.10
PROPERTY INSURANCE                                                  10.2.5, 11.3
PROTECTION OF PERSONS AND PROPERTY                                            10
Regulations and Laws                           1.3, 3.6, 3.7, 3.13, 4.1.1, 4.5.5
                 4.5.7, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work                                             3.5.1, 4.2.6, 12.2
Releases of Waivers and Liens                                             9.10.2
Representations                       1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3,
                                                     9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives                                        2.1.1, 3.1.1, 3.9, 4.1.1,
                                             4.2.1, 4.2.10, 5.1.1, 5.1.2, 13.2.1
RESOLUTION OF CLAIMS AND DISPUTES                                       4.4, 4.5
Responsibility for Those Performing the Work        3.3.2, 4.2.3, 6.1.3, 6.2, 10
Retainage                             9.3.1, 9.6.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3
REVIEW OF CONTROL DOCUMENTS AND FIELD
  CONDITIONS BY CONTRACTOR                             1.2.2, 3.2, 3.7.3, 3.12.7
Review of Contractor's Submittals by Owner and Architect                 3.10.1,
                                                             3.10.2, 3.11, 3.12,
                                   4.2.7, 4.2.9, 5.2.1, 5.2.1, 5.2.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples
  by Contractor                                                           3.12.5
RIGHTS AND REMEDIES                              1.1.2, 2.3, 2.4, 3.5.1, 3.15.2,
             4.2.6, 4.3.6, 4.5, 5.3, 6.1, 6.3, 7.3.1, 8.3.1, 9.5.1, 9.7, 10.2.5,
                                                  10.3, 12.2.2, 12.2.4, 13.4, 14
ROYALTIES AND PATENTS                                                       3.17
RULES AND NOTICES FOR ARBITRATION                                          4.5.2
SAFETY OF PERSONS AND PROPERTY                                              10.2
SAFETY PRECAUTIONS AND PROGRAMS                               4.2.3, 4.2.7, 10.1
Samples, Definition of                                                    3.12.3
SAMPLES, SHOP DRAWINGS, PRODUCT DATA AND                       3.11, 3.12, 4.2.7
SAMPLES AT THE SITE, DOCUMENTS AND                                          3.11
SCHEDULE OF VALUES                                                    9.2, 9.3.1
Schedules, Construction                                                     3.10
Separate Contracts and Contractors                         1.1.4, 3.14.2, 4.2.4,
                                                4.5.5, 6, 11.3.7, 12.1.2, 12.2.5
Shop Drawings, Definition of                                              3.12.1
SHOP DRAWINGS, PRODUCT DATA AND SAMPLES                        3.11, 3.12, 4.2.7
SITE, USE OF                                                  3.13, 6.1.1, 6.2.1
Site Inspections                                     1.2.2, 3.3.4, 4.2.2, 4.2.9,
                                                      4.3.6, 9.8.2, 9.10.1, 13.5
Site Visits, Architect's                             4.2.2, 4.2.5, 4.2.9, 4.3.6,
                                        9.4.2, 9.5.1, 9.8.2, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing                              4.2.6, 12.2.1, 13.5
SPECIFICATIONS, Definition of the                                          1.1.6
SPECIFICATIONS, THE                        1.1.1, 1.1.6, 1.1.7, 1.2.4, 1.3, 3.11
Statute of Limitations                                     4.5.4.2, 12.2.6, 13.7
Stopping the Work                            2.3, 4.3.7, 9.7, 10.1.2, 10.3, 14.1
Stored Materials                        6.2.1, 9.3.2, 10.2.1.2, 11.3.1.4, 12.2.4
Subcontractor, Definition of                                               5.1.1
SUBCONTRACTORS                                                                 5
Subcontractors, Work by                    1.2.4, 3.3.2, 3.12.1, 4.2.3, 5.3, 5.4
SUBCONTRACTUAL RELATIONS                                5.3, 5.4, 9.3.1.2, 9.6.2
                  9.6.3, 9.6.4, 10.2.1, 11.3.7, 11.3.8, 14.1.1, 14.2.1.2, 14.3.2
Submittals                    1.3, 3.2.3, 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3,
                 7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 11.1.3
SUBROGATION, WAIVERS OF                                    6.1.1, 11.3.5, 11.3.7
SUBSTANTIAL COMPLETION                             4.2.9, 4.3.5.2, 8.1.1, 8.1.3,
                                         8.2.3, 9.8, 9.9.1, 12.2.1, 12.2.2, 13.7
Substantial Completion, Definition of                                      9.8.1
Substitution of Subcontractors                                      5.2.3, 5.2.4
Substitution of the Architect                                              4.1.3
Substitutions of Materials                                                 3.5.1
Sub-subcontractor, Definition of                                           5.1.2
Subsurface Conditions                                                      4.3.6
SUCCESSORS AND ASSIGNS                                                      13.2
SUPERINTENDENT                                                       3.9, 10.2.6
SUPERVISION AND CONSTRUCTION PROCEDURES                         1.2.4, 3.3, 3.4,
                4.2.3, 4.3.4, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 8.2, 8.3.1, 10, 12, 14
Surety                             4.4.1, 4.4.4, 5.4.1.2, 9.10.2, 9.10.3, 14.2.2
Surety, Consent of                                         9.9.1, 9.10.2, 9.10.3
Surveys                                                            2.2.2, 3.18.3
SUSPENSION BY THE OWNER FOR CONVENIENCE                                     14.3
Suspension of the Work                              4.3.7, 5.4.2, 14.1.1.4, 14.3
Suspension or Termination of the Contract                     4.3.7, 5.4.1.1, 14
TAXES                                                               3.6, 7.3.6.4
TERMINATION BY THE CONTRACTOR                                               14.1
TERMINATION BY THE OWNER FOR CAUSE                                 5.4.1.1, 14.2
Termination of the Architect                                               4.1.3
Termination of the Contractor                                             14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT                                     14
TESTS AND INSPECTIONS                    3.3.3, 4.2.6, 4.2.9, 9.4.2, 12.2.1 13.5
TIME                                                                           8
TIME, DELAYS AND EXTENSION OF                                  4.3.8, 7.2.1, 8.3
Time Limits, Specific                     2.1.2, 2.2.1, 2.4, 3.10, 3.11, 3.15.1,
          4.2.1, 4.2.11, 4.3, 4.4, 4.5, 5.3, 5.4, 7.3.5, 7.3.9, 8.2, 9.2, 9.3.1,
               9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3, 11.3.6, 11.3.10,
                                       11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14
TIME LIMITS ON CLAIMS                      4.3.2, 4.3.3., 4.3.6, 4.3.9, 4.4, 4.5
Title to Work                                                       9.3.2, 9.3.3
UNCOVERING AND CORRECTION OF WORK                                             12
UNCOVERING OF WORK                                                          12.1
Unforseen Conditions                                          4.3.6, 8.3.1, 10.1
Unit Prices                                                       7.1.4, 7.3.3.2
Use of Documents                                  1.1.1, 1.3, 2.2.5, 3.12.7, 5.3
USE OF SITE                                                   3.13, 6.1.1, 6.2.1
VALUES, SCHEDULE OF                                                   9.2, 9.3.1
WAIVER OF CLAIMS: FINAL PAYMENT                             4.3.5, 4.5.1, 9.10.3
Waiver of Claims by the Architect                                         13.4.2
Waiver of Claims by the Contractor                        9.10.4, 11.3.7, 13.4.2
Waiver of Claims by the Owner                               4.3.5, 4.5.1, 9.9.3,
                                          9.10.3, 11.3.3, 11.3.5, 11.3,7, 13.4.2
Waiver of Liens                                                           9.10.2
Waivers of Subrogation                                     6.1.1, 11.3.5, 11.3.7
WARRANTY and Warranties                                              3.5, 4.2.9,
                                  4.3.5.3, 9.3.3, 9.8.2, 9.9.1, 12.2.2, 13.7.1.3
Weather Delays                                                           4.3.8.2

WHEN ARBITRATION MAY BE DEMANDED                                           4.5.4
Work, Definition of                                                        1.1.3
Written Consent                             1.3.1, 3.12.8, 3.14.2, 4.1.2, 4.3.4,
                      4.5.5, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3
                                         11.3.1, 11.3.1.4, 11.3.11, 13.2, 13.4.2
Written Interpretations                                    4.2.11, 4.2.12, 4.3.7
WRITTEN NOTICE                        2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.3, 4.4.4,
                    4.5, 5.2.1, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10, 10.1.2,
                          10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2, 14
Written Orders                                                  2.3, 3.9, 4.3.7,
                                    7, 8.2.2, 11.3.9, 12.1, 12.2, 13.5.2, 14.3.1

               GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION

                                    ARTICLE I
                               GENERAL PROVISIONS

1.1      BASIC DEFINITIONS

1.1.1    THE CONTRACT DOCUMENTS

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order,
(3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor's bid or portions of addenda relating to bidding requirements).

1.1.2    THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and Contractor. The" Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.

1.1.3    THE WORK

The term "Work" means the construction and services required by the Contract Documents, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

1.1.4    THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

1.1.5    THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued, showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6    THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

1.1.7    THE PROJECT MANUAL

The Project Manual is the volume usually assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

1.2      EXECUTION, CORRELATION AND INTENT

1.2.1 The Contract Documents shall be signed by the Owner and Contractor as provided in the Agreement. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

1.2.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

1.2.3 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.

1.2.4 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not





                                                                        Page # 7
control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

1.2.5 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3      OWNERSHIP AND USE OF ARCHITECT'S DRAWINGS, SPECIFICATIONS AND OTHER
         DOCUMENTS

1.3.1 The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect's service through which the Work to be executed by the Contractor is described. The Contractor may retain one contract record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect, and unless otherwise indicated the Architect shall be deemed the author of them and will retain all common law, statutory and other reserved rights, in addition to the copyright. All copies of them, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner and Architect. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's copyright or other reserved rights.

1.4      CAPITALIZATION

1.4.1    Terms capitalized in these General Conditions include those which are
(1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

1.5      INTERPRETATION

1.5.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.


                                    ARTICLE 2
                                      OWNER

2.1      DEFINITION

2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Owner" means the Owner or the Owner's authorized representative.

2.1.2 The Owner upon reasonable written request shall furnish to the Contractor in writing information which is necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein at the time of execution of the Agreement and, within five days after any change, information of such change in title, recorded or unrecorded.

2.2      INFORMATION AND SERVICES REQUIRED OF THE OWNER


2.2.1    NOT APPLICABLE

2.2.2 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site.

2.2.3 Except for pennies and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary




                                                                        Page # 8
approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

2.2.4 Information or services under the Owner's control shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.

2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

2.2.6 The foregoing are in addition to other duties and responsibilities of the Owner enumerated herein and especially those in respect to Article 6 (Construction by Owner or by Separate Contractors), Article 9 (Payments and Completion) and Article II (Insurance and Bonds).

2.3      OWNER'S RIGHT TO STOP THE WORK

2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.3.

2.4      OWNER'S RIGHT TO CARRY OUT THE WORK

2.4.1    NOT APPLICABLE


                                    ARTICLE 3
                                   CONTRACTOR

3.1      DEFINITION

3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative.

3.2      REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

3.2.1 The Contractor shall review the Contract Documents and shall report to the Architect errors, inconsistencies or omissions discovered.

3.2.2 The Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to the Contractor with the Contract Documents before commencing activities. Errors, inconsistencies or omissions discovered shall be reported to the Architect at once.

3.2.3 The Contractor shall perform the Work in accordance with the Contract Documents and submittals approved pursuant to Paragraph 3.12.

3.3      SUPERVISION AND CONSTRUCTION PROCEDURES

3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor




                                                                        Page # 9
shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific instructions concerning these matters.

3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with the Contractor.

3.3.3 The Contractor shall not be relieved of obligations to performing the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.3.4 The Contractor shall be responsible for inspection of portions of Work already performed under this Contract to determine that such portions are in proper condition to receive subsequent Work.

3.4      LABOR AND MATERIALS

3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.4.2 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

3.5      WARRANTY

3.5.1 The Contractor warrants to the Owner that materials and equipment furnished under the Contract will be new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved, may be considered non-conforming. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment. Other than the above, Contractor make no other warranty, representation or guarantee whether express or implied, and such are expressly disclaimed.

3.6      TAXES

3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work or portions thereof provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

3.7      PERMITS, FEES AND NOTICES

3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work.

3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Work.

3.7.3    NOT APPLICABLE




3.7.4 If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations, the Contractor shall be responsible for such Work and for all attributable costs and resulting damages incurred by Owner or Architect.

3.8      ALLOWANCES

3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such



                                                                       Page # 10
persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities against which the Contractor makes reasonable objection.


3.8.2    Unless otherwise provided in the Contract Documents:

         .1 materials and equipment under an allowance shall be selected promptly by the Owner to avoid delay in the Work;

         .2 allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

         .3 Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum and not in the allowances;

         .4 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.2 and (2) changes in Contractor's costs under Clause 3.8.2.3.

3.9      SUPERINTENDENT

3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

3.10     CONTRACTOR'S CONSTRUCTION SCHEDULES

3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.



3.10.2 The Contractor shall prepare and keep current, for the Architect's approval, a schedule of submittals which is coordinated with the Contractor's construction schedule and allows the Architect reasonable time to review submittals.

3.10.3   The Contractor shall conform to the most recent schedules.

3.11     DOCUMENTS AND SAMPLES AT THE SITE

3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during constructions, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

3.12     SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7.


3.12.5 The Contractor shall review, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals made by the Contractor


                                                                      Page # 11
which are not required by the Contract Documents may be returned without action. If Shop Drawings, Product Data Samples and similar submittals presented to the Architect by the Contractor contain deviations from requirements of the Contract Documents, the Contractor shall, in writing, designate such deviations as such at the time of submittal.

3.12.6 The Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect. Such Work shall be in accordance with approved submittals.

3.12.7 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

3.12.8 The Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and the Architect has given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals.

3.12.10 Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents.

3.12.11 When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon the accuracy and completeness of such calculations and certifications.

3.13     USE OF SITE

3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and applicable covenants, conditions and restrictions, shall not unreasonably encumber the site with materials or equipment and shall not interfere with the use of the roads adjoining the site or any parcel of real property other than the parcel containing the site.



3.14     CUTTING AND PATCHING

3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.

3.15     CLEANING UP

3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

3.16     ACCESS TO WORK

3.16.1 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

3.17     ROYALTIES AND PATENTS

3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents.



                                                                      Page # 12

However, if the Contractor has reason to believe that the required design, process or product is an infringement of a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

3.18     INDEMNIFICATION

3.18.1 To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them, or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

3.18.2   In claims against any person or entity indemnified under this Paragraph
3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 3.18 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.


3.18.3 The obligations of the Contractor under this Paragraph 3.18 shall not extend to the liability of the Architect, the Architect's consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of or the failure to give directions or instructions by the Architect, the Architect's consultants, and agents and employees of any of them provided such giving or failure to give is the primary cause of the injury or damage.


                                    ARTICLE 4
                         ADMINISTRATION OF THE CONTRACT


4.1      ARCHITECT

4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.

4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

4.1.3 In case of termination of employment of the Architect, the Owner shall appoint an architect against whom the Contractor makes no reasonable objection and whose status under the Contract Documents shall be that of the former architect.

4.1.4 Disputes arising under Subparagraphs 4.1.2 and 4.1.3 shall be subject to arbitration.

4.2      ARCHITECT'S ADMINISTRATION OF THE CONTRACT

4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents, and will be the Owner's representative (1) during construction, (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the correction period described in Paragraph 12.2. The Architect will advise and consult with the Owner. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract.


4.2.2 Architect's obligations for inspections and check of the quality or quantity of the Work shall be set forth in an agreement between owner and Architect.



                                                                       Page # 13

4.2.3 The Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility as provided in Paragraph
3.3. The Architect will not be responsible for the Contractor's failure to carry out the Work in accordance with the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.


4.2.4 COMMUNICATIONS FACILITATING CONTRACT ADMINISTRATION. Except as otherwise provided in the Contract Documents or when direct communications have been specialty authorized, the Owner and Contractor shall endeavor to communicate through the Architect. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

4.2.5 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

4.2.6 The Architect will have authority to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect will have authority to require additional inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing portions of the Work.

4.2.7 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

4.2.8 The Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.

4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner for the Owner's review and records written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

4.2.11 The Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests will be made with reasonable promptness and within any time limits agreed upon. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions,






                                                                      Page # 14
the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

4.2.13 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents and approved by the Owner.

4.3      CLAIMS AND DISPUTES

4.3.1 DEFINITION. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

4.3.2 DECISION OF ARCHITECT. Claims, including those alleging an error or omission by the Architect, shall be referred initially to the Architect for action as provided in Paragraph 4.4. A decision by the Architect, as provided in Subparagraph 4.4.4, shall be required as a condition precedent to arbitration or litigation of a Claim between the Contractor and Owner as to all such matters arising prior to the date final payment is due, regardless of (1) whether such matters relate to execution and progress of the Work or (2) the extent to which the Work has been completed. The decision by the Architect in response to a Claim shall not be a condition precedent to arbitration or litigation in the event (1) the position of Architect is vacant, (2) the Architect has not received evidence or has failed to render a decision within agreed time limits,
(3) the Architect has failed to take action required under Subparagraph 4.4.4 within 15 days after the Claim is made, (4) 30 days have passed after the Claim has been referred to the Architect or (5) the Claim relates to a mechanic's lien.

4.3.3 TIME LIMITS ON CLAIMS. Claims by either party must be made within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.

4.3.4 CONTINUING CONTRACT PERFORMANCE. Pending final resolution of a Claim including arbitration, unless otherwise agreed in writing the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents to the extent that such payments are undisputed by the Owner.

4.3.5 WAIVER OF CLAIMS: FINAL PAYMENT. The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

         .1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

         .2 failure of the Work to comply with the requirements of the Contract Documents; or

         .3       terms of special warranties required by the Contract
                  Documents.

4.3.6 CLAIMS FOR CONCEALED OR UNKNOWN CONDITIONS. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 5 days after first observance of the conditions. Contractor shall include in any such written notice a claim, if any, for equitable adjustment of the Contract Sum or Contract Time due to such unknown conditions. Any claim for equitable adjustment of the Contract Sum and/or the Contract Time which is not included in such notice shall be deemed to have been waived by the Contractor.


4.3.7    CLAIMS FOR ADDITIONAL COST. If the Contractor



                                                                       Page # 15
wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph 10.3. If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner's suspension or (7) other reasonable grounds, Claim shall be filed in accordance with the procedure established herein.

4.3.8    CLAIMS FOR ADDITIONAL TIME

4.3.8.1 If the Contractor wishes to make Claim for all increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

4.3.8.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, and that weather conditions had an adverse effect on the scheduled construction.

INSERT A: 4.3.8.3 Should a delay become apparent before the Work or any portion thereof is started, Contractor shall immediately notify the Owner in writing of such delay, the approximate duration of such delay and the effect on the Contract Time as estimated by the Contractor.

4.3.9 INJURY OR DAMAGE TO PERSON OR PROPERTY. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a Claim for additional cost or time related to this Claim is to be asserted, it shall be filed as provided in Subparagraphs 4.3.7 or 4.3.8.

4.4      RESOLUTION OF CLAIMS AND DISPUTES

4.4.1 The Architect will review Claims and take one or more of the following actions within ten days of receipt of a Claim: (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Architect expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise. The Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim.

4.4.2 If a Claim has been resolved, the Architect will prepare or obtain appropriate documentation.

4.4.3 If a Claim has not been resolved, the party making the Claim shall, within ten days after the Architect's preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands.

4.4.4 If a Claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect's decision will be made within seven days, which decision shall be final and binding on the parties but subject to arbitration. Upon expiration of such time period, the Architect will render to the parties the Architect's written decision relative to the Claim, including any change in the Contract Sum or Contract Time or both. If there is a surety and there appears to be a possibility of a Contractor's default, the Architect may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

Insert B. 4.4.5 If a dispute arises out of or relating to this Contract or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor in good faith to settle the dispute in an amicable manner within 45 days of submission to mediation under the Construction Industry Mediation Rules of the American Arbitration Association before having recourse to judicial forum.

Insert C: The mediation shall be initiated by the written request of either party and shall be commended within 15 days of receipt of such notice.

Insert D: The parties agree that if such mediation fails, the dispute will be settled by the courts of the State of California.

4.5      ARBITRATION

4.5.1 CONTROVERSIES AND CLAIMS SUBJECT TO ARBITRATION. Any controversy or Claim arising out of or related to the Contract, or the breach thereof, shall be settled



                                                                      Page # 16
by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof, except controversies or Claims relating to aesthetic effect and except those waived as provided for in Subparagraph 4.3.5. Such controversies or Claims upon which the Architect has given notice and rendered a decision as provided in Subparagraph 4.4.4 shall be subject to arbitration upon written demand of either party. Arbitration may be commenced when 30 days have passed after a Claim has been referred to the Architect as provided in Paragraph 4.3 and no decision has been rendered.

4.5.2 RULES AND NOTICES FOR ARBITRATION. Claims between the Owner and Contractor not resolved under Paragraph 4.4 shall, if subject to arbitration under Subparagraph 4.5. 1, be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. Notice of demand for arbitration shall be filed in writing with the other party to the Agreement between the Owner and Contractor and with the American Arbitration Association, and a copy shall be filed with the Architect.

4.5.3 CONTACT PERFORMANCE DURING ARBITRATION. During arbitration proceedings, the Owner and Contractor shall comply with Subparagraph 4.3.4.

4.5.4 WHEN ARBITRATION MAY BE DEMANDED. Demand for arbitration of any Claim may not be made until the earlier of (1) the date on which the Architect has rendered a final written decision on the Claim, (2) the tenth day after the parties have presented evidence to the Architect or have been given reasonable opportunity to do so, if the Architect has not rendered a final written decision by that date, or (3) any of the five events described in Subparagraph 4.3.2.

4.5.4.1 When a written decision of the Architect states that (1) the decision is final but subject to arbitration and (2) a demand for arbitration of a Claim covered by such decision must be made within 30 days after the date on which the party making the demand receives the final written decision, then failure to demand arbitration within said 30 days' period shall result in the Architect's decision becoming final and binding upon the Owner and Contractor. If the Architect renders a decision after arbitration proceedings have been initiated, such decision may be entered as evidence, but shall not supersede arbitration proceedings unless the decision is acceptable to all parties concerned.

4.5.4.2 A demand for arbitration shall be made within the time limits specified in Subparagraphs 4.5.1 and 4.5.4 and Clause 4.5.4.1 as applicable. and in other cases within a reasonable time after the Claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations as determined pursuant to Paragraph 13.7.

4.5.5    LIMITATION ON CONSOLIDATION OR JOINDER.

4.5.6 CLAIMS AND TIMELY ASSERTION OF CLAIMS. A party who files a notice of demand for arbitration must assert in the demand ail Claims then known to that party on which arbitration is permitted to be demanded. When a party fails to include a Claim through oversight, inadvertence or excusable neglect, or when a Claim has matured or been acquired subsequently, the arbitrator or arbitrators may permit amendment.

4.5.7 JUDGMENT ON FINAL AWARD. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.


                                    ARTICLE 5
                                 SUBCONTRACTORS


5.1      DEFINITIONS




                                                                      Page # 17

5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2      AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.

5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. The Contract Sum shall be increased or decreased by the difference in cost occasioned by such change and an appropriate Change Order shall be issued. However, no increase in the Contract Sum shall be allowed for such change unless the Contractor has acted responsively in submitting names as required.

5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such change.



5.3      SUBCONTRACTUAL RELATIONS

5.3.1 By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner. Each subcontract agreement shall preserve and protect the rights of the Owner under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, copies of the Contract Documents to which the Subcontractor will be bound. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.4      CONTINGENT ASSIGNMENT OF SUBCONTRACTS

5.4.1    NOT APPLICABLE

         .1  NOT APPLICABLE

         .2  NOT APPLICABLE


5.4.2    NOT APPLICABLE


                                   ARTICLE 6



                                                                       Page # 18

                      CONSTRUCTION BY OWNER OR BY SEPARATE
                                   CONTRACTORS

6.1      OWNERS RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation.

         If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided elsewhere in the Contract Documents.

6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule and Contract Sum deemed necessary after a joint review and mutual agreement.


6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this
Article 6 and Articles 10, 11 and 12.

6.2      MUTUAL RESPONSIBILITY

6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, immediately upon recognizing such dependence, inform the Owner of that dependence and, prior to proceeding with that portion of the Work, the Contractor shall promptly report to the Architect and Owner discrepancies or defects discovered in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner's or separate contractors' construction or operations will not affect Contractor's Work. Failure of the Contractor to report any apparent discrepancies or defects in such other construction shall constitute an acknowledgment that the Owner's or separate contractors' completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

6.2.3 Costs caused by delays or by improperly timed activities or nonconforming construction shall be borne by the party responsible therefor.

6.2.4 The Contractor shall, at its sole cost, promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.

6.2.6 Claims and other disputes and matters in question between the Contractor and a separate contractor shall be subject to the provisions of Paragraph 4.3 provided the separate contractor has reciprocal obligations.

6.2.6 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Paragraph 3.14.

6.3      OWNER'S RIGHT TO CLEAN UP

6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish as described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Architect determines to be just.


                                    ARTICLE 7

                               CHANGES IN THE WORK



                                                                       Page # 19

7.1      CHANGES

7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

7.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

7.2      CHANGE ORDERS

7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:

         .1       a change in the Work;

         .2       the amount of the adjustment in the Contract Sum, if any; and

         .3       the extent of the adjustment in the Contract Time, if any.

7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

7.3      CONSTRUCTION CHANGE DIRECTIVES

7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work and stating a proposed basis for adjustment, if any, in the Contract Sum, or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

         .1 mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

         .2 unit prices stated in the Contract Documents or subsequently agreed upon;

         .3 cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

         .4       as provided in Subparagraph 7.3.6.

7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.


7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents,




                                                                       Page # 20
costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following

         .1 costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' or workmen's compensation insurance;

         .2 costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

         .3 rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

         .4 costs of premiums for all bonds arid insurance, permit fees, and sales, use or similar taxes related to the Work; and

         .5 additional costs of supervision and field office personnel directly attributable to the change.


7.3.7    NOT APPLICABLE

7.3.8 If the Owner and Contractor do not agree with the adjustment in Contract Time or the method for determining it, the adjustment or the method shall be referred to the Architect for determination.

7.3.9 When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

7.4      MINOR CHANGES IN THE WORK

7.4.1 The Owner, after review by the Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

                                    ARTICLE 8
                                      TIME

8.1      DEFINITIONS

8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

8.1.2 "The date of commencement of the Work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.

8.1.3 The date of Substantial Completion is the date as established in Paragraph 9.8. also per A101 Paragraph 3.1 Insert A.

8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

8.2      PROGRESS AND COMPLETION

8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

8.3      DELAYS AND EXTENSIONS OF TIME




                                                                       Page # 21

8.3.1   NOT APPLICABLE

8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3.

8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.


                                    ARTICLE 9
                             PAYMENTS AND COMPLETION

9.1      CONTRACT SUM

9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2      SCHEDULE OF VALUES

9.2.1 Before the first Application for Payment, the Contractor shall submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

9.3      APPLICATIONS FOR PAYMENT

9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner or Architect may require.

9.3.1.1 Such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives on which the agreement of Owner and Contractor has been reached as to adjustment in the Contract Sum.

9.3.1.2  NOT APPLICABLE

9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include applicable insurance, storage, and transportation to the site for such materials and equipment stored off the site.


9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

9.4      CERTIFICATES FOR PAYMENT

9.4.1 The Architect will, within seven days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1.

9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's observations at the site and the data comprising the application for Payment, that the Work has



                                                                       Page # 22
progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work,
(2) reviewed construction means, methods, techniques, sequences or procedures,
(3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

9.5      DECISIONS TO WITHHOLD CERTIFICATION

9.5.1 The Architect may decide not to certify payment and may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Subparagraph 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also decide not to certify to such extent as may be necessary in the Architect's opinion to protect the Owner from loss because of:

         .1       defective Work not remedied;

         .2       third party claims filed;

         .3 failure of the Contractor to make payments to Subcontractors or for labor, materials or equipment;

         .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

         .5       damage to the Owner or another contractor;

         .6       NOT APPLICABLE

         .7 persistent failure to carry out the Work in accordance with the Contract Documents

9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

9.6      PROGRESS PAYMENTS

9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

9.6.2    NOT APPLICABLE

9.6. 3   NOT APPLICABLE

9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

9.6.5    NOT APPLICABLE

9.6.6    A Certificate for Payment, a progress payment, or



                                                                       Page # 23
partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

9.7     FAILURE OF PAYMENT

9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor's Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by arbitration, then the Contractor may, upon seven additional days' written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, and interest as provided in paragraph 13.6.1, which shall be accomplished as provided in Article 7.

9.8     SUBSTANTIAL COMPLETION

9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a list of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not in accordance with the requirements of the Contract Documents, the Contractor shall, , complete or correct such item, upon notification by the Architect. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.

9.8.3 Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor and certification by the Architect, and acceptance by the owner, Owner shall make payment, reflecting adjustment in retainage, as provided in the Contract Documents.


9.9     PARTIAL OCCUPANCY OR USE

9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Subparagraph 11.3.11 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect. For any partial occupancy or use, the Owner shall reduce retainage proportional to the Contractor at the time of partial occupancy or use.

9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

9.10    FINAL COMPLETION AND FINAL PAYMENT

9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's observations and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment.

9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by, issuance of Change Orders affecting shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment, Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

9.10.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment. Such waivers shall be in addition to the waiver described in Subparagraph 4.3.7 and 4.3.8.


                                   ARTICLE 10
                       PROTECTION OF PERSONS AND PROPERTY


10.1     SAFETY PRECAUTIONS AND PROGRAMS

10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

10.1.2 Each time the phrase "asbestos or polychlorinated biphenyl (PCB)" is used, change this phrase to read "a hazardous material in any form including but not limited to, asbestos, asbestos products, polychlorinated biphenyl (PCB) or other toxic substances". In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner and Architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of the Owner and Contractor if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless. The Work in the affected area shall be resumed in the absence of asbestos or polychlorinated biphenyl (PCB), or when it has been rendered harmless, by written agreement of the Owner and Contractor, or in accordance with final determination by the Architect on which arbitration has not been demanded, or by arbitration under Article 4.;

10.1.3 The Contractor shall not be required pursuant to Article 7 to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB).

10.1.4 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Architect, Architect' s consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom; caused in whole or in part by negligent acts or omissions of the Owner, anyone directly or indirectly employed by the Owner or anyone for whose acts the Owner may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder, Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Subparagraph 10.1.4.

10.2     SAFETY OF PERSONS AND PROPERTY

10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

     .1  employees on the Work and other persons who may be affected thereby;

     .2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors; and

     .3 other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

10.2.5 The Contractor shall promptly remedy damage and loss caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible

10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

10.2.7 The Contractor shall not load or permit any part of the Instruction or site to be loaded so as to endanger its safety.

10.3    EMERGENCIES

1O.3.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.3 and
Article 7.


                                   ARTICLE 11

                               INSURANCE AND BONDS


11.1     CONTRACTOR'S LIABILITY INSURANCE

11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

     .1 claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;

     .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees,

     .3 claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees,

     .4 claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Contractor, or (2) by another person;

     .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property,

     .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and

     .7 claims involving contractual liability insurance applicable to the Contractor's obligations under Paragraph 3.18.

11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverage's, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

11.1.3 Certificates of Insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These Certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverages afforded under the policies will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, all additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2. Information concerning reduction of coverage shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor's information and belief. In addition to Certificates of Insurance, Contractor shall supply a written endorsement to Contractor's General Liability insurance policy that names the Owner as an Additional Insured, The endorsement shall provide that Contractor's Liability Insurance policies shall be primary, and that any liability insurance of Owner shall be secondary and non-contributory.

11.2    OWNER'S LIABILITY INSURANCE

11.2.1 NOT APPLICABLE

11.3 PROPERTY INSURANCE

11.3.1  NOT APPLICABLE

11.3.1.1 Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, false-work, and flood, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's services and expenses required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor, then the Owner shall bear all reasonable costs properly attributable thereto.

11.3.1.3       NOT APPLICABLE

11.3.1.4 Unless otherwise provided in the Contract Documents, this property insurance shall cover portions of the Work stored off the site after written approval of the owner at the value established in the approval, and also portions of the Work in transit.

11.3.2 BOILER AND MACHINERY INSURANCE. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

11.3.3 LOSS OF USE INSURANCE. The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards however caused.

11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost there of shall be charged to the Contractor by appropriate Change Order.

11.3.5 If during the Project construction period the Owner insures properties, real or personal or both, adjoining or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.3.7 for damages caused by fire or other perils covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Contractor.

INSERT E: 11.3.6.1 If the Owner has not provided acceptable evidence of property insurance coverage required herein at the start of work, then the Contractor may obtain such coverage and the cost therefore shall become a cost reimbursable item. If adequate coverage is later obtained by the Owner, then the Contractor shall terminate any property insurance coverage so obtained.

11.3.7 WAIVERS OF SUBROGATION. The Owner and Contractor waive all rights against
(1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in
Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein, The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnifica-tion. contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

11.3.8 A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

11.3.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Paragraph 4.5, If after such loss no other special agreement is made, replacement of damaged property shall be covered by appropriate Change Order.

11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's exercise of this power; if such objection be made, arbitrators shall be chosen as provided in Paragraph
4.5. The Owner as fiduciary shall, in that case, make settlement with insurers in accordance with directions of such arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

11.3.11 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

11.4     PERFORMANCE BOND AND PAYMENT BOND

11.4.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

11.4.2 NOT APPLICABLE


                                   ARTICLE 12
                        UNCOVERING AND CORRECTION OF WORK


12.1     UNCOVERING OF WORK

12.1.1 If a portion of the Work is covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect's observation and be replaced at the Contractor's expense without change in the Contract Time.

12.1.2 If a portion of the Work has been covered which the Architect has not specifically requested to observe prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner, If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

12.2     CORRECTION OF WORK

12.2.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall bear all costs of correcting such rejected Work, including without limitation, additional testing and inspections costs and compensation for the Architect's services and expenses made necessary thereby and all costs and damages incurred by Owner.

12.2.2 If, within one year after the date of Substantial Completion of the Work. or designated portion thereof, or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. This period of one year shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work. This obligation under this Subparagraph 12.2.2 shall survive acceptance of the Work under the Contract. The Owner shall give such notice promptly after discovery of the condition.

12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

12.2.4 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming, Work within a reasonable time fixed by written notice from the Architect, the Owner may remove it and store the salvable materials or equipment at the Contractor's expense. If the Contractor does not pay costs of such removal and storage within ten days after written notice, the Owner may upon ten additional days' written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount. the Contractor shall pay the difference to the Owner.

12.2.5 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

12.2.6 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

12.3     ACCEPTANCE OF NONCONFORMING WORK

12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will he reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.


                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

13.1     GOVERNING LAW

13.1.1 The Contract shall be governed by the law of the place where the Project is located.

13.2     SUCCESSORS AND ASSIGNS

13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

13.3     WRITTEN NOTICE

13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

13.4     RIGHTS AND REMEDIES

13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.5    TESTS AND INSPECTIONS

13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals as provided for in the Contract Documents. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so the Architect may observe such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so the Architect may observe such procedures.

13.5.3 If such procedures for testing, inspection or approval under Subpara-graphs 131.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, the Contractor shall bear all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses.

13.5.4 Required certificates of testing inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

13.6     INTEREST

13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the prime rate prevailing from time to time at the place where the Project is located.

13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD

13.7.1   As between the Owner and Contractor;

     .1 BEFORE SUBSTANTIAL COMPLETION. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

     .2 BETWEEN SUBSTANTIAL COMPLETION AND FINAL CERTIFICATE FOR PAYMENT. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and


     .3 AFTER FINAL CERTIFICATE FOR PAYMENT. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.


                                   ARTICLE 14
                        TERMINATION OR SUSPENSION OF THE
                                    CONTRACT

14.1     TERMINATION BY THE CONTRACTOR

14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor, for any of the following reasons:

     .1 issuance of an order of a court or other public authority having jurisdiction;

     .2 an act of government, such as a declaration of national emergency, making material unavailable;

     .3 because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents;

     .4 if suspensions, delays or interruptions by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 60 days in any 365-day period, whichever is less; or

     .5  NOT APPLICABLE

14.1.2 If one of the above reasons exists, the Contractor may, upon seven additional days' written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work completed prior to termination and for proven loss with respect to materials, equipment, tools and construction equipment and machinery and overhead and profit at a maximum amount of ten percent (10%) of the payment made for completed Work.

14.1.3 If the Work is stopped for a period of 60 days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.2.

14.2     TERMINATION BY THE OWNER FOR CAUSE

14.2.1  NOT APPLICABLE

     .1  NOT APPLICABLE

     .2  NOT APPLICABLE

     .3  NOT APPLICABLE

     .4  NOT APPLICABLE

14.2.2  NOT APPLICABLE

     .1  NOT APPLICABLE

     .2  NOT APPLICABLE

     .3  NOT APPLICABLE

14.2.3   NOT APPLICABLE

14.2.4   NOT APPLICABLE

14.3     SUSPENSION BY THE OWNER FOR CONVENIENCE

14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

14.3.2 An adjustment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of performance, caused by suspension, delay or interruption. No adjustment shall be made to the extent:

     .1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

     .2 that an equitable adjustment is made or denied under another provision of this Contract.

14.3.3 Adjustments made in the cost of performance shall have a mutually agreed fixed or percentage fee.

                                                                    June 6, 1997


                                    ADDENDUM

THIS ADDENDUM AMENDS AND SUPPLEMENTS THE GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION (AIA DOCUMENT A201) ("GENERAL CONDITIONS") WHICH CONSTITUTES A PART OF THE CONTRACT FOR CONSTRUCTION BETWEEN THE GYMBOREE CORPORATION AND
                             DPR CONSTRUCTION, INC.


1. Subparagraph 2.4.1 is hereby deleted in its entirety and replaced by the following:

        2.4.1 If the contractor defaults or neglects to carry out work in accordance with the Contract Documents and fails within a seven
                (7)-day period after receipt of written notice from the Owner to commence and pursue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Construction Change Directive shall be issued deducting from payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Architect's additional services and expenses made necessary by such default, neglect or failure. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

2. Subparagraph 3.2.1 shall be amended by deleting the second and third sentences thereof and replacing them with the following:

        The Contractor shall not be liable to the Owner or Architect for damage resulting from errors, inconsistencies or omissions in the Contract Documents unless: (i) the Contractor recognized such error, inconsistency or omission and knowingly failed to report it to the Architect; or (ii) the Contractor is responsible for the occurrence of the error, inconsistency or omission. If the Contractor performs any construction activity which it knows involves a recognized error, inconsistency or omission in the Contract Documents or includes in the construction any Work based upon any error, inconsistency or omission in the Contract Documents for which it is responsible, the Contractor shall be responsible for all costs for correction of such Work and for all damages incurred by Owner or Architect due to such Work.

3.      Subparagraph 4.5.2 shall be amended by adding the following thereto:

        The Arbitrator shall resolve the controversy in accordance with applicable law and the terms and conditions of the Contract Documents. The Arbitrator shall allow the parties reasonable opportunities for per-hearing document exchange and other pre-hearing discovery of evidence as determined by the Arbitrator in his or her discretion. In addition, subparagraph 1283.05 Of the California Code of Civil Procedure shall apply to such Arbitration, and said code subparagraph is hereby incorporated by reference. The cost of the Arbitration shall be shared equally between the parties provided, however, that such costs along with all other costs and expenses, including attorneys fees, shall be subject to award in full or in part by the Arbitrator, in the Arbitrator's discretion, to the prevailing party.

4. Subparagraph 7.3.7 shall be deleted in its entirety and replaced by the following:

        7.3.7 Subject to the provisions of the Contract Documents regarding the Application for Payment, pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum will be the actual net cost

                (excluding the corresponding decrease in the Contractor's overhead and profit). When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of the net increase or decrease, as the case may be, with respect to that change. Notwithstanding, no sum shall be added as a result of a bonafide dispute between Owner and Contractor.

5.      The following shall be added as Subparagraph 7.3.10:

        7.3.10 Notwithstanding any other provision of the Contract Documents, no change in the Work, whether by way of alteration or addition to the Work, shall be the basis of an addition to the Contract Sum or a change or in the Contract Time unless and until such alteration or addition has been authorized by a Change Order in strict compliance with the requirements of the Contract Documents. This requirement is of the essence of the Contract Documents. Accordingly, no course of conduct or dealings between the parties, nor express or implied acceptance of alterations or additions to the Work, and no claim that the Owner has been unjustly enriched by any alteration or addition to the Work, whether or not there is in fact any such unjust enrichment, shall be the basis for any claim to an increase in the Contract Sum or change in the Contract Time.

6.      The following shall be added as new Subparagraph 7.5:

        7.5.1 Notwithstanding any other provision of the Contract Documents, no increase in the Contract Sum shall include an allowance of more than ten percent (10%) for Contractor's overhead and profit, or more than ten percent (1O%) for overhead and profit of any subcontractor or sub-subcontractor. Refer to Paragraph
                5.2.2 of AIA A111 Contract.

7. Subparagraph 8.3.1 shall be deleted in its entirety and replaced by the following:

        8.3.1 If the Contractor is delayed at any time in the progress of the Work, Contractor shall immediately notify Owner in writing of such delay as provided in Subparagraph 13.3.1. If such delay is: (i) not due to any act or omission of Contractor; and (ii) due to (a) the negligent or intentional act of Owner or its employees or contractors, or (b) labor disputes, fire, unusual delay in deliveries, adverse weather conditions not reasonably anticipated, unavoidable casualties or other causes beyond the Contractor's reasonable control (except for Changes permitted pursuant to Article 7 hereof), or (c) delay authorized in writing by the Owner pending Arbitration, which authorization shall be at the Owner's sole and absolute discretion, or (d) other causes which the Owner and Contractor mutually agree, in their sole and absolute discretion, may justify delay, then the Contract Time shall be reasonably extended by Change Order. Any claim for extension of the Contract Time shall be delivered to the Owner with the written notice required above and the Contractor shall immediately take all steps reasonably possible to lessen the adverse impact of such delay.

8.      Subparagraph 9.3.1 shall be amended by adding the following thereto:

        Notwithstanding the above, the Owner shall have the right, in its sole discretion, to verify the representations contained in the application for payment by independent source satisfactory to Owner. In the event Owner chooses to verify such representations, Owner shall have five (5) days in addition to the time specified in Subparagraph 9.4.1 in which to conduct such independent verification.

8.      The following shall be added as Subparagraph 9.3.1.3:

        9.3.1.3 Until Substantial Completion, the Owner shall pay ninety percent (90%) of the amount due the Contractor on account of progress payments. Upon Substantial Completion, the previous retainage shall be reduced to five percent (5%) of the amount previously paid to the Contractor on account of progress payments and the Owner shall pay ninety-five percent (95%) of the amount due the Contractor on account of all remaining progress payments.

9.      Subparagraph 9.8.2 shall be amended by the addition of the following:

        Notwithstanding the above, the Owner shall have the right, in its sole discretion, to verify that there has been Substantial Completion, including any corrections or completions of Work for which Owner may withhold the retainage as provided above, by independent source satisfactory to Owner. In the event Owner chooses to verify substantial completion. Owner has ten (10) days in which to conduct such independent verification following Owner's receipt from the Architect of a proposed Certificate of Substantial Completion.

10. Subparagraph 9.10.2 shall be amended by deleting that portion of the first sentence of that Subparagraph commencing with the number (5) through the end of that subparagraph, and replacing that language with the following:

        (5), evidence satisfactory to Owner establishing payment or satisfaction of all obligations incurred in connection with the Work which could result in a lien, claim, security interest or other encumbrance of the Owner's Property, including, without limitation, releases and waivers of all liens, claims, security interests or encumbrances arising out of the Contract or the Work; evidence that full payment has been made to all union fringe benefits and into all union trust funds and any and all taxes and insurance arising due to the Work; evidence that there have been no liens recorded or stop notices filed against the Project which have not been discharged (by bonding or otherwise) and Contractor's affidavit that there are no threats of any claims or lawsuits against the Owner for alleged failure of Contractor to make any payment or to fulfill any indemnities provided for in the Contract. Notwithstanding the foregoing, Owner's obligation to make final payment to Contractor shall be conditioned upon the following: (i) that Contractor has not failed to fulfill any indemnity requirement provided for in this Contract; (ii) dismissal of the Owner as a party from any lawsuit which may exist to foreclose any mechanics' lien against the Owner's property;
        (iii) acceptance of the Work by Owner's construction lender; (iv) delivery by the Contractor to the Architect and the Owner of as-built drawings, a complete list of subcontractors and principal vendors (including addresses and telephone number), a complete set of all operation and maintenance manuals and manufacturer's literature of equipment and materials used in the Work; and (v) any and all other items required pursuant to the Contract Documents.

11.     The following shall be added as Subparagraph 9.11:

        9.11    LIQUIDATED DAMAGES

        9.11.1 The Contractor and the Contractor's surety, if any, shall be liable for and shall pay the Owner the sums hereinafter stipulated as liquidated damages for each calendar day of delay until the Work is substantially completed: Seven Hundred Fifty Dollars ($750.00) per day for the first thirty (30) days and Two Thousand Dollars ($2,000.00) for each day thereafter.

        9.11.2 Notwithstanding any other provision of the Contract Documents, Contractor agrees to complete not later than September 15, 1997 that portion of the Work is the warehouse area of the building to be constructed as part of the Project necessary to provide Owner's conveyor contractor with the ability to access the area of that warehouse in which a conveyor system is to be installed, and adjacent areas necessary for completion of the conveyor contractor's work, and to permit installation of that conveyor system without interference or complication by Contractor's Work (the "Minimum Conveyor Area Work"). Should the Minimum Conveyor Area Work not be completed by September 15, 1997, the Contractor and the Contractor's surety, if any, shall be liable for and shall pay the Owner the sums hereinafter stipulated as liquidated damages for each calendar day of delay after such dated until the Minimum Conveyor Area Work is completed:

                Seven Hundred Fifty Dollars ($750.00) per day for the first thirty (30) calendar days and Two Thousand Dollars ($2,000.00) for each day thereafter.

12.     The following shall be added as new Subparagraph 11.1.4:

        11.1.4 Contractor shall require that all subcontractors of every tier supply Certificates of Insurance evidencing liability insurance that complies with the requirements of Subparagraph 11.1.1 with limits according to a schedule of subcontractor's liability insurance to be submitted by Contractor and approved by Owner. Subcontractors of every tier shall also supply copies of endorsements to their insurance policies naming Owner as an additional insured as respects to the operations of subcontractor, and providing that the insurance of subcontractor is primary and the insurance of Owner is secondary and non-contributory.

13. Subparagraphs 11.2.1 and 11.3.1 are deleted in their entirety and replaced by the following:

        11.2.1 The Owner will purchase, effect and maintain property insurance for all of the Work to be performed under this Contract. The policy of insurance shall be a Builder's Risk type on a replacement cost basis, "All-Risk" form, and copies of the policy form to be used will be made available to the Contractor at its request. The policy shall be equal to the full insurable value of the Work. The coverage of the insurance shall not extend to tools and equipment of the Contractor, subcontractors or any tier or property owned by employees of any of them; vehicles of any kind; trees, shrubs, drawings or specifications.

        11.3.1  No other type of insurance than that set forth in Subparagraph
                11.2.1 shall be required to be furnished by Owner. The furnishing of insurance by the Owner shall in no way relieve, nor be construed to relieved, the Contractor or subcontractors of any tier of any responsibility of obligation whatsoever otherwise imposed by this Contract.

14.     Subparagraph 12.2.3 shall be amended by the addition of the following:

        In addition, the Contractor shall be responsible, at its sole cost and expense, for the removal of any materials or substances which may be considered to be hazardous materials and/or hazardous substances under applicable law which are on the Project site as a result of the acts or omissions of Contractor, it subcontractors, materialmen or any other party for which Contractor is responsible or for whose acts Contractor may be liable.

15. Subparagraph 13.5.1 shall be amended by deleting the last sentence thereof and replacing it with the following:

        Except for tests, inspections or approvals which are made necessary by the act or omission of Contractor, the Owner shall bear costs of test, inspections or approvals which do not become requirements until after negotiation of the terms of the Contract are concluded between Owner and Contractor.

16. Subparagraph 13.5.2 shall be amended by deleting the last sentence thereof and replacing it with the following:

        Except where such additional testing, inspection or approval is required due to the act or omission of Contractor or Architect, the Owner shall bear the cost thereof, except as provided in Subparagraph 13.5.3. All costs of such additional testing, inspection or approval required due to the act or omission or Contractor or Architect shall be paid by the party responsible therefor.

17. Subparagraph 14.2.1 shall be deleted in its entirety and replaced by the following:

        The Owner, at its option, may terminate this Contract in whole or from time to time in part at any time by written notice thereof to Contractor. Upon any such termination, Contractor agrees to waive any claims for damages, including loss of anticipated profits, on account thereof, and as the sole right and remedy of Contractor in the event of such termination, Owner shall pay Contractor in accordance with Subparagraph 14.2.1.2, below. The provisions of the Contract which by their nature survive final acceptance of the Work shall remain in full force and effect after such termination to the extent therein provided.

                .1 Upon receipt of any such notice of termination, Contractor shall, unless the notice directs otherwise, immediately discontinue the Work on that date and to the extent specified in the notice; place no further orders or subcontracts for materials, equipment, services or facilities, except as may be necessary for completion of such portion of the Work as is not discontinued; promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner of all orders and subcontracts to the extent they relate to the performance of the discontinued portion of the Work; and shall thereafter do only such Work as may be necessary to preserve and protect Work already in progress and to protect materials, plant and equipment on the Project site or in transit thereto.

                .2 Upon termination, Contractor shall be entitled to be paid the full cost of all Work properly done by Contractor to the date of termination not previously paid. If at the date of such termination, Contractor has properly prepared or fabricated off the site any goods for subsequent incorporation in the Work, and if Contractor delivers such goods to the site or to such other place AS the Owner shall reasonably direct, the Contractor shall be paid for such goods or materials.

                .3 Upon termination of the Contract, the obligations of the Contract shall continue as to portions of the Work already performed and as to bonafide obligations assumed by Contractor prior to the date of termination.

18. Subparagraph 14.2.3 shall be deleted in its entirety and replaced by the following:

        14.2.3 Upon termination of the Contact by Owner under the terms of this Subparagraph 14.2, a Contractor shall not be entitled to receive further payment until the Work which is not discontinued is completed.

19. Subparagraph 14.2.4 shall be deleted in its entirety and replaced by the following:

        14.2.4 If the unpaid balance of the Contract Sum exceeds the cost to Owner of finishing the Work and all damages Owner may incur due to any breach of the Contract by Contractor causing the termination, including compensation for the Architect's services and expenses made necessary thereby, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner forthwith.



                                 End of Addendum